COPY AS EXECUTED




                       U.S. $375,000,000


                   FIVE-YEAR CREDIT AGREEMENT

                    Dated as of June 30, 1995

                             Among

                       ALLIEDSIGNAL INC.,

                          as Borrower,

                              and

                THE INITIAL LENDERS NAMED HEREIN,

                       as Initial Lenders,

                              and

                         CITIBANK, N.A.,

                            as Agent,

                              and

                      ABN AMRO BANK N.V. and
             MORGAN GUARANTY TRUST COMPANY OF NEW YORK,

                           as Co-Agents





                   FIVE-YEAR CREDIT AGREEMENT

                   Dated as of June 30, 1995


            ALLIEDSIGNAL INC., a Delaware corporation (the "Company"), the banks, financial institutions and other institutional lenders (the "Initial Lenders") listed on the signature pages hereof, CITIBANK, N.A. ("Citibank"), as agent (the "Agent"), and ABN AMRO BANK N.V. and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as co-agents (the "Co-Agents"), for the Lenders (as hereinafter defined), agree as follows:

                           ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

           SECTION 1.01.  Certain Defined Terms.  As used in this
Agreement, the following terms shall have the following  meanings
(such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Advance" means a Revolving Credit Advance or a Competitive Bid Advance.

           "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

           "Alternate Currency" means any lawful currency other than Dollars and the Major Currencies that is freely transferrable and convertible into Dollars.

          "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurocurrency Lending Office in the case of a Eurocurrency Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender notified by such Lender to the Agent as its Applicable Lending Office with respect to such Competitive Bid Advance.

          "Applicable Margin" means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

               Public Debt               Applicable
                  Rating                   Margin
               S&P/Moody's

             Level 1
              AA- /Aa3  or above           .085%

             Level 2
             Lower than AA-/Aa3            .155%
             but at least A-/A3

             Level 3
             Lower than A-/A3              .250%
             but at least BBB+/Baa1

             Level 4
             Below BBB+/Baa1               .350%

           "Applicable Percentage" means, as of any date, a percentage per annum determined by reference to the Public
     Debt Rating in effect on such date as set forth below:

               Public Debt               Applicable
                  Rating                 Percentage
               S&P/Moody's

             Level 1
              AA- /Aa3 or above            .065%

             Level 2
             Lower than AA-/Aa3            .095%
             but at least A-/A3

             Level 3
             Lower than A-/A3              .125%
             but at least BBB+/Baa1

             Level 4
             Below BBB+/Baa1               .150%


           "Assignment  and Acceptance" means an  assignment  and
     acceptance  entered  into  by  a  Lender  and  an   Eligible
     Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

           "Assuming Lender" means an Eligible Assignee not previously a Lender that becomes a Lender hereunder pursuant to Section 2.05(e) or Section 2.16.

            "Assumption Agreement" means an agreement in substantially the form of Exhibit D hereto by which an Eligible Assignee agrees to become a Lender hereunder pursuant to Section 2.05(e) or Section 2.16, in each case agreeing to be bound by all obligations of a Lender hereunder.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                     (a)  the rate of interest announced publicly
          by Citibank in New York, New York, from time to time, as Citibank's base rate;

                     (b) the sum (adjusted to the nearest 1/16 of
          1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus
          (ii) the rate obtained by dividing (A) the latest three-
          week   moving  average  of  secondary  market   morning
          offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the
          Federal   Reserve  Bank  of  New  York  or,   if   such
          publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve
          requirement  (including,  but  not  limited   to,   any
          emergency,  supplemental  or  other  marginal   reserve
          requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month Dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of the annual assessment rates estimated by
          Citibank  for  determining  the  then  current   annual
          assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

                     (c)  1/2 of one percent per annum above  the
          Federal Funds Rate.

           "Base Rate Advance" means a Revolving Credit Advance denominated in Dollars that bears interest as provided in
     Section 2.07(a)(i).

            "Borrower"  means  the  Company  or  any   Designated
     Subsidiary, as the context requires.

           "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid Borrowing.

           "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurocurrency Rate Advance or LIBO Rate Advance, on which dealings are carried on in the London interbank market and banks are open for business in London and in the country of issue of the currency of such Eurocurrency Rate Advance or LIBO Rate Advance.

           "Change of Control" means that (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "Act")) (other than the Company, any Subsidiary of the Company or any savings, pension or other benefit plan for the benefit of employees of the Company or its Subsidiaries) which theretofore beneficially owned less than 30% of the Voting Stock of the Company then outstanding shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Act) of 30% or more in voting power of the outstanding Voting Stock of the Company or (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such twelve-month period were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company.

           "Commitment" means as to any Lender (i) the Dollar amount set forth opposite its name on the signature pages hereof, (ii) if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the Dollar amount set forth as its Commitment in such Assumption Agreement or
     (iii) if such Lender has entered into any Assignment and Acceptance, the Dollar amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d), in each case as the same may be increased, terminated or reduced, as the case may be, pursuant to Section 2.05(a), (b), (c), (d) or (e) or Section 2.16.

           "Commitment Date" has the meaning specified in Section
     2.05(e)(i).

           "Commitment  Increase" has the  meaning  specified  in
     Section 2.05(e)(i).

           "Competitive Bid Advance" means an advance by a Lender to any Borrower as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.03 and refers to a Fixed Rate Advance or a LIBO Rate Advance (each of which shall be a "Type" of Competitive Bid Advance).

            "Competitive Bid Borrowing" means a borrowing consisting of simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted under the competitive bidding procedure described in Section 2.03.

           "Competitive Bid Note" means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of such Borrower to such Lender resulting from a Competitive Bid Advance made by such Lender to such Borrower.

           "Competitive Bid Reduction" has the meaning specified in Section 2.01.

           "Consenting  Lenders"  has the  meaning  specified  in
     Section 2.16(b).

           "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

           "Consolidated Subsidiary" means, at any time, any Subsidiary the accounts of which are required at that time to be included on a Consolidated basis in the Consolidated financial statements of the Company, assuming that such financial statements are prepared in accordance with GAAP.

           "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to
     Section 2.08.

           "Debt" means, with respect to any Person: (i) indebtedness of such Person, which is not limited as to recourse to such Person, for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred (for 90 days or more) purchase or acquisition price of property or services; (ii) indebtedness or obligations of others which such Person has assumed or guaranteed; (iii) indebtedness or obligations of others secured by a lien, charge or encumbrance on property of such Person whether or not such Person shall have assumed such indebtedness or obligations; (iv) obligations of such Person in respect of letters of credit (other than performance letters of credit, except to the extent backing an obligation of any Person which would be Debt of such Person), acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; and (v) obligations of such Person under leases which are required to be capitalized on a balance sheet of such Person in accordance with GAAP.

           "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

           "Designated Subsidiary" means any corporate Subsidiary of the Company designated for borrowing privileges under this Agreement pursuant to Section 9.08.

           "Designation Letter" means, with respect to any Designated Subsidiary, a letter in the form of Exhibit E hereto signed by such Designated Subsidiary and the Company.

           "Disclosed  Litigation" has the meaning  specified  in
Section 3.01(b).

           "Dollars" and the "$" sign each means lawful money of the United States of America.

           "Domestic Lending Office" means, with respect to any Initial Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto and, with respect to any other Lender, the office of such Lender specified as its "Domestic Lending Office" in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

           "Domestic Subsidiary" means any Subsidiary whose operations are conducted primarily in the United States excluding any Subsidiary whose assets consist primarily of the stock of Subsidiaries whose operations are conducted outside the United States of America.

           "Effective   Date"  has  the  meaning  specified   in
     Section 3.01.

           "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $10,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a net worth of at least $500,000,000, calculated in accordance with GAAP; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, so long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is described in this clause (v); and (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development.

           "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

           "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, judgment, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

           "Environmental  Permit" means  any  permit,  approval,
     identification   number,  license  or  other   authorization
     required under any Environmental Law.

           "Equivalent" in Dollars of any Foreign Currency on any date means the equivalent in Dollars of such Foreign Currency determined by using the quoted spot rate at which Citibank's principal office in London offers to exchange Dollars for such Foreign Currency in London at 11:00 A.M. (London time) two Business Days prior to such date, and the "Equivalent" in any Foreign Currency of Dollars means the equivalent in such Foreign Currency of Dollars determined by using the quoted spot rate at which Citibank's principal office in London offers to exchange such Foreign Currency for Dollars in London at 11:00 A.M. (London time) two Business Days prior to such date.

           "ERISA"  means the Employee Retirement Income Security
     Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

           "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

           "ERISA Event" with respect to any Person means (a) (i) the occurrence of a reportable event, within the meaning of
     Section 4043 of ERISA, with respect to any Plan of such Person or any of its ERISA Affiliates unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection
     (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan of such Person or any of its ERISA Affiliates, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
     (b) the application for a minimum funding waiver with respect to a Plan of such Person or any of its ERISA Affiliates; (c) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan in a distress termination pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in
     Section 4062(e) of ERISA; (e) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan of such Person or any of its ERISA Affiliates; (g) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

           "Escrow"   means  an  escrow  established   with   an
     independent escrow agent pursuant to an escrow agreement reasonably satisfactory in form and substance to the Person or Persons asserting the obligation of one or more Borrowers to make a payment to it or them hereunder.

           "Eurocurrency Lending Office" means, with respect to any Initial Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on
     Schedule I hereto and, with respect to any other Lender, the office of such Lender specified as its "Eurocurrency Lending Office" in the Assumption Agreement or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Company and the Agent.

           "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

           "Eurocurrency Rate" means, for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the relevant Major Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time)  two  Business  Days before  the  first  day  of  such
     Interest Period in an amount substantially equal to such Reference Bank's Eurocurrency Rate Advance comprising part of such Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. The Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

           "Eurocurrency  Rate Advance" means a Revolving  Credit
     Advance denominated in Dollars or in a Major Currency that bears interest as provided in Section 2.07(a)(ii).

           "Eurocurrency Rate Reserve Percentage" for any Interest Period for all Eurocurrency Rate Advances or LIBO Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation,
     any   emergency,  supplemental  or  other  marginal  reserve
     requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes
     deposits  by  reference  to  which  the  interest  rate   on
     Eurocurrency  Rate  Advances  or  LIBO  Rate   Advances   is
     determined) having a term equal to such Interest Period.

           "Events  of  Default"  has the  meaning  specified  in
     Section 6.01.

           "Existing Facility A Credit Agreement" means the 364-Day Credit Agreement dated as of July 7, 1993, as amended, among the Company, the banks parties thereto, Citibank, as agent, and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as co-agents.

           "Existing Facility B Credit Agreement" means the Revolving Credit Agreement dated as of July 7, 1993, as amended, among the Company, the banks parties thereto, Citibank, as agent, and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as co-agents.

           "Extension Date" has the meaning specified in  Section
     2.16(a).

           "Facility A Credit Agreement" means the 364-Day Credit Agreement dated as of June 30, 1995, among the Company, the lenders parties thereto, Citibank, as agent, and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as co-agents, as the same may be amended, supplemented or otherwise modified from time to time.

           "Federal  Funds  Rate"  means,  for  any  period,   a
     fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

           "Fixed  Rate  Advance" has the  meaning  specified  in
     Section 2.03(a)(i), which Advance shall be denominated in Dollars or in any Foreign Currency.

           "Foreign Currency" means any Major Currency or any Alternate Currency.

           "GAAP" has the meaning specified in Section 1.03.

           "Hazardous Materials" means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

           "Income From Operations" has the meaning specified  in
     Section 5.02(c).

           "Increase  Date" has the meaning specified in  Section
     2.05(e)(i).

           "Increasing  Lender"  has  the  meaning  specified  in
     Section 2.05(e)(i).

           "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

           "Interest and Other Financial Charges" has the meaning
     specified in Section     5.02(c).

           "Interest Period" means, for each Eurocurrency Rate Advance comprising part of the same Revolving Credit Borrowing and each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing, the period commencing on the date of such Eurocurrency Rate Advance or LIBO Rate Advance and ending on the last day of the period selected by the Borrower requesting such Borrowing pursuant to the provisions below and, thereafter, with respect to Eurocurrency Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months and, if available to all Lenders, nine or twelve months, as the Borrower requesting the Borrowing may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                     (i)    such  Borrower  may  not  select  any
          Interest Period that ends after the Termination Date;

                     (ii) Interest Periods commencing on the same date for Eurocurrency Rate Advances comprising part of the same Revolving Credit Borrowing or for LIBO Rate Advances comprising part of the same Competitive Bid Borrowing shall be of the same duration;

                     (iii)      whenever  the  last  day  of  any
          Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest
          Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                    (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Lenders" means the Initial Lenders, each Assuming Bank that shall become a party hereto pursuant to Section 2.05(e) or Section 2.16 and each Eligible Assignee that shall become a party hereto pursuant to Section 9.07(a), (b) and (c).

          "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances comprising part of the same Competitive Bid Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars or in the relevant Foreign Currency are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount that would be the Reference Banks' respective ratable shares of such Borrowing if such Borrowing were to be a Revolving Credit Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage for such Interest Period. The LIBO Rate for any Interest Period for each LIBO Rate Advance comprising part of the same Competitive Bid Borrowing shall be determined by the Agent on the basis of applicable rates furnished to and received by the Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

           "LIBO Rate Advance" means a Competitive Bid Advance denominated in Dollars or in any Foreign Currency and bearing interest based on the LIBO Rate.

           "Lien" means any lien, mortgage, pledge, security interest or other charge or encumbrance of any kind.

           "Major Currencies" means lawful currency of the United Kingdom of Great Britain and Northern Ireland, lawful currency of the Federal Republic of Germany, lawful currency of Japan, and lawful currency of the Republic of France.

           "Majority Lenders" means at any time Lenders holding at least 51% of the then aggregate principal amount (based on the Equivalent in Dollars at such time) of the Revolving Credit Notes held by Lenders, or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

           "Material Adverse Change" means any material adverse change in the financial condition or results of operations of the Company and its Consolidated Subsidiaries taken as a whole.

           "Material Adverse Effect" means a material adverse effect on (a) the financial condition or results of operations of the Company and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrowers to perform their obligations under this Agreement or any Note.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer   Plan"  of   any   Person   means   a
     multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

           "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person or any of its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

           "Net   Tangible  Assets  of  the  Company   and   its
     Consolidated Subsidiaries", as at any particular date of determination, means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, as set forth in the most recent balance sheet of the Company and its Consolidated Subsidiaries and computed in accordance with GAAP.

           "Non-Consenting Lender" has the meaning  specified  in
     Section 2.16(b).

           "Note"  means a Revolving Credit Note or a Competitive
     Bid Note.

           "Notice of Competitive Bid Borrowing" has the meaning specified in Section 2.03(a).

           "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.02(a).

           "Obligations"  has  the meaning specified  in  Section
     7.01(a).

           "Payment Office" means, for any Foreign Currency, such office of Citibank as shall be from time to time selected by the Agent and notified by the Agent to the Borrowers and the Lenders.

           "PBGC"  means the Pension Benefit Guaranty Corporation
     (or any successor).

           "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

           "Plan"  means  a Single Employer Plan  or  a  Multiple
     Employer Plan.

           "Process  Agent" has the meaning specified in  Section
     9.13(a).

           "Public Debt Rating" means, as of any date, the highest rating that has been most recently announced by either S&P or Moody's, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Company. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody's shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 4 under the definition of "Applicable Margin" or "Applicable Percentage", as the case may be; (c) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating; (d) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or
     Moody's  shall  change  the  basis  on  which  ratings   are
     established, each reference to the Public Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

           "Rating Condition" has the meaning specified in Section
     2.05(c)(ii).

           "Rating Condition Notice" has the meaning specified in
     Section 2.05(c)(ii).

           "Reference Banks" means Citibank, ABN AMRO  Bank  N.V.
     and Morgan Guaranty Trust Company of New York.

           "Register" has the  meaning    specified   in  Section
     9.07(d).

           "Restricted Property" means (a) any property of the Company located within the United States of America that, in the opinion of the Company's Board of Directors, is a principal manufacturing property or (b) any shares of capital stock or Debt of any Subsidiary owning any such property.

           "Revolving Credit Advance" means an advance by a Lender to any Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurocurrency Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

           "Revolving   Credit  Borrowing"   means  a   borrowing
     consisting of simultaneous Revolving Credit Advances of  the
     same   Type  made  by  each  of  the  Lenders  pursuant   to
     Section 2.01.

           "Revolving Credit Note" means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender to such Borrower.

           "Sale and Leaseback Transaction" means any arrangement with any Person (other than the Company or a Subsidiary of the Company), or to which any such Person is a party, providing for the leasing to the Company or to a Subsidiary of the Company owning Restricted Property for a period of more than three years of any Restricted Property that has been or is to be sold or transferred by the Company or such Subsidiary to such Person, or to any other Person (other than the Company or a Subsidiary of the Company) to which funds have been or are to be advanced by such Person on the security of the leased property. It is understood that arrangements pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, or any successor provision having similar effect, are not included within this definition of "Sale and Leaseback Transaction".

           "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

           "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

           "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other
     Subsidiaries  or  by  one  or more of  such  Person's  other
     Subsidiaries.

           "Termination Date" means the earlier of (a) June 30, 2000, or such later date to which it may be extended pursuant to Section 2.16, and (b) the date of termination in whole of the Commitments pursuant to Section 2.05(a) or
     Section 6.01 or, if all Lenders elect to terminate their Commitments as provided therein, Section 2.05(d).

           "Threatened" means, with respect to any action, suit, investigation, litigation or proceeding, a written communication to the Company or a Designated Subsidiary, as the case may be, expressing an intention to immediately bring such action, suit, investigation, litigation or proceeding.

           "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

           "Withdrawal  Liability" has the meaning  specified  in
     Part I of Subtitle E of Title IV of ERISA.

           SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

           SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed, and all financial computations and determinations pursuant hereto shall be made, in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP"); provided, however, that, if any changes in accounting principles from those used in the preparation of such financial statements have been required by the rules, regulations, pronouncements or opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and have been adopted by the Company with the agreement of its independent certified public accountants, the Lenders agree to consider a request by the Company to amend this Agreement to take account of such changes.


                           ARTICLE II

               AMOUNTS AND TERMS OF THE ADVANCES

           SECTION 2.01. The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to any Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount (based in respect of any Revolving Credit Advance denominated in a Major Currency on the Equivalent in Dollars on any such
Business Day), not to exceed at any time outstanding such Lender's Commitment, provided that the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount (based in respect of any Competitive Bid Advance denominated in a Foreign Currency on the Equivalent in Dollars at such time) of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Competitive Bid Reduction"). Each Revolving Credit Borrowing shall be in an aggregate amount not less than $10,000,000 (or the Equivalent thereof in any Major Currency) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Major Currency) in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments; provided, however, that if there is no unused portion of the Commitment of one or more Lenders at the time of any requested Revolving Credit
Borrowing such Borrowing shall consist of Revolving Credit Advances of the same Type made on the same day by the Lender or Lenders who do then have an unused portion of their Commitments ratably according to the unused portion of such Commitments. Notwithstanding anything herein to the contrary, no Revolving Credit Borrowing may be made in a Major Currency if, after giving effect to the making of such Revolving Credit Borrowing, the
Equivalent  in  Dollars  of the aggregate amount  of  outstanding
Revolving Credit Advances denominated in Major Currencies, together with the Equivalent in Dollars of the aggregate amount of outstanding Competitive Bid Advances denominated in Foreign Currencies, would exceed $110,000,000. Within the limits of each Lender's Commitment, any Borrower may borrow under this Section 2.01, prepay pursuant to Section 2.09 and reborrow under this
Section 2.01.

           SECTION  2.02.  Making the Revolving Credit  Advances.
(a) Each Revolving Credit Borrowing shall be made on notice, given not later than (A) 10:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in any Major Currency, (B) 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances denominated in Dollars or (C) 9:00 A.M. (New York City time) on the day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by any Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurocurrency Rate Advances, initial Interest Period and currency for each such Revolving Credit Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent (i) in the case of a Revolving Credit Borrowing in Dollars, at its address referred to in Section 9.02, in same day funds, such Lender's ratable portion (as determined in accordance with Section 2.01) of such Revolving Credit Borrowing in Dollars, and (ii) in the case of a Revolving Credit Borrowing in a Major Currency, at the Payment Office for such Major Currency as shall have been notified by the Agent to the Lenders prior thereto, in same day funds, such Lender's ratable portion (as determined in accordance with Section 2.01) of such Revolving Credit Borrowing in such Major Currency. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower requesting the Revolving Credit Borrowing at the Agent's aforesaid address or at the applicable Payment Office, as the case may be.

           (b) Anything in subsection (a) above to the contrary notwithstanding, a Borrower may not select Eurocurrency Rate Advances for any proposed Revolving Credit Borrowing if the obligation of the Lenders to make Eurocurrency Rate Advances shall then be suspended pursuant to Section 2.08 or 2.11.

           (c) Each Notice of Revolving Credit Borrowing of any Borrower shall be irrevocable and binding on such Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurocurrency Rate Advances, the Borrower requesting such Revolving Credit Borrowing shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by such Borrower to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Revolving Credit Advance to be made by such Lender as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

          (d) Unless the Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower proposing such Revolving Credit Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement.

           (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

          SECTION 2.03. The Competitive Bid Advances. (a) Each Lender severally agrees that any Borrower may request Competitive Bid Borrowings under this Section 2.03 from time to time on any Business Day during the period from the date hereof until the date occurring seven days prior to the Termination Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing, the aggregate amount (based in respect of any Advance denominated in a Foreign Currency on the Equivalent in Dollars on such Business Day) of the Advances then outstanding shall not exceed the aggregate amount of the
Commitments of the Lenders (computed without regard to any Competitive Bid Reduction). Notwithstanding anything herein to the contrary, no Competitive Bid Borrowing may be made in a Foreign Currency if, after giving effect to the making of such Revolving Credit Borrowing, the Equivalent in Dollars of the aggregate amount of outstanding Competitive Bid Advances denominated in Foreign Currencies, together with the Equivalent in Dollars of the aggregate amount of outstanding Revolving Credit Advances denominated in Major Currencies, would exceed $110,000,000.

           (i)   Any  Borrower  may  request  a  Competitive  Bid
     Borrowing under this Section 2.03 by delivering to the Agent, by telecopier or telex, a notice of a Competitive Bid Borrowing (a "Notice of Competitive Bid Borrowing"), in substantially the form of Exhibit B-2 hereto, specifying therein the requested (s) date of such proposed Competitive Bid Borrowing, (t) aggregate amount of such proposed Competitive Bid Borrowing, (u) interest rate basis to be offered by the Lenders, (v) currency of such proposed Competitive Bid Borrowing, (w) in the case of a Competitive Bid Borrowing consisting of LIBO Rate Advances, Interest Period of each Competitive Bid Advance to be made as part of such Competitive Bid Borrowing, or in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances, maturity date for repayment of each Fixed Rate Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date occurring five days after the date of such Competitive Bid Borrowing or later than the Termination Date), (x) interest payment date or dates relating thereto, (y) location of such Borrower's account to which funds are to be advanced, and
     (z)   other  terms  (if  any)  to  be  applicable  to   such
     Competitive Bid Borrowing, not later than 10:00 A.M. (New York City time) (A) at least one Business Day prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall specify in its Notice of Competitive Bid Borrowing that the rates of interest to be offered by the Lenders shall be fixed rates per annum (each Advance comprising any such Competitive Bid Borrowing being referred to herein as a "Fixed Rate Advance") and that the Advances comprising such proposed Competitive Bid Borrowing shall be denominated in Dollars, (B) at least four Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in its Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be either Fixed Rate Advances denominated in any Major Currency or LIBO Rate Advances denominated in Dollars or any Major Currency and
     (C) at least five Business Days prior to the date of the proposed Competitive Bid Borrowing, if such Borrower shall instead specify in its Notice of Competitive Bid Borrowing that the Advances comprising such Competitive Bid Borrowing shall be either Fixed Rate Advances denominated in an
     Alternate Currency or LIBO Rate Advances denominated in an Alternate Currency. Each Notice of Competitive Bid Borrowing shall be irrevocable and binding on such Borrower. Any Notice of Competitive Bid Borrowing by a Designated Subsidiary shall be given to the Agent in accordance with the preceding sentence through the Company on behalf of such Designated Subsidiary. The Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from such Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

           (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances to the Borrower proposing the Competitive Bid Borrowing as part of such proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to such Borrower), (A) before 9:30 A.M. (New York City time) on the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars, (B) before 10:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Major Currency or LIBO Rate Advances denominated in Dollars or any Major Currency and
     (C) before 10:00 A.M. (New York City time) four Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in an Alternate Currency or LIBO Rate Advances denominated in an Alternate Currency, of the minimum amount and maximum amount of each Competitive Bid Advance which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts, or the Equivalent thereof in Dollars, as the case may be, may, subject to the proviso to the first sentence of this Section 2.03(a), exceed such Lender's Commitment, if any), the rate or rates of interest therefor and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance; provided that if the Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify such Borrower of such offer at least 30 minutes before the time and on the date on which notice of such election is to be given to the Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Agent, before 10:00 A.M. (New York City time) on the date on which notice of such election is to be given to the Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing; provided that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

           (iii) The Borrower proposing the Competitive Bid Advance shall, in turn, (A) before 10:30 A.M. (New York City
     time)   on  the  date  of  such  proposed  Competitive   Bid
     Borrowing, in the case of a Competitive Bid Borrowing consisting of Fixed Rate Advances denominated in Dollars,
     (B) before 11:00 A.M. (New York City time) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in any Major Currency or LIBO Rate Advances denominated in Dollars or any Major Currency and (C) before 11:00 A.M. (New York City time) four Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Competitive Bid Borrowing consisting of either Fixed Rate Advances denominated in an Alternate Currency or LIBO Rate Advances denominated in an Alternate Currency, either:

                    (x) cancel such Competitive Bid Borrowing by giving the Agent notice to that effect, or

                    (y)  accept one or more of the offers made by
          any Lender or Lenders pursuant to paragraph (ii) above, in its sole discretion, by giving notice to the Agent of the amount of each Competitive Bid Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to such Borrower by the Agent on behalf of such Lender for such Competitive Bid Advance pursuant to paragraph (ii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (ii) above by giving the Agent notice to that effect; provided, however, that such Borrower shall not accept any offer in excess of the requested bid amount for any maturity. Such Borrower shall accept the offers made by any Lender or Lenders to make Competitive Bid Advances in order of the lowest to the highest rates of interest offered by such Lenders. If two or more Lenders have offered the same interest rate, the amount to be borrowed at such interest rate will be allocated among such Lenders in proportion to the amount that each such Lender offered at such interest rate.

           (iv)  If  the  Borrower proposing the Competitive  Bid
     Borrowing notifies the Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iii)(x) above, the Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

           (v) If the Borrower proposing the Competitive Bid Borrowing accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in paragraph (ii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (ii) above have been accepted by the Borrower, (B) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing, and
     (C) each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, upon receipt, that the Agent has received forms of documents appearing to fulfill the applicable conditions set forth in Article III. Each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing shall, before
     12:00  noon  (New  York  City time)  on  the  date  of  such
     Competitive Bid Borrowing specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Agent (x) in the case of a Competitive Bid Borrowing in Dollars, at its address referred to in Section 9.02, in same day funds, such Lender's portion of such Competitive Bid Borrowing in Dollars, and (y) in the case of a Competitive Bid Borrowing in a Foreign Currency, at the Payment Office for such Foreign Currency as shall have been notified by the Agent to the Lenders prior thereto, in same day funds, such Lender's portion of such Competitive Bid Borrowing in such Foreign Currency. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Agent of such funds, the Agent will make such funds available to such Borrower's account at the location specified by such Borrower in its Notice of Competitive Bid Borrowing. Promptly after each Competitive Bid Borrowing the Agent will notify each Lender of the amount of such Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

           (vi) If the Borrower proposing the Competitive Bid Borrowing notifies the Agent that it accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph (iii)(y) above, such notice of acceptance shall be irrevocable and binding on such Borrower. Such Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by such Borrower to fulfill on or before the date specified in the related Notice of Competitive Bid Borrowing for such Competitive Bid Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing when such Competitive Bid Advance, as a result of such failure, is not made on such date.

           (b) Each Competitive Bid Borrowing shall be in an aggregate amount not less than $10,000,000 (or the Equivalent thereof in any Foreign Currency) or an integral multiple of $1,000,000 (or the Equivalent thereof in any Foreign Currency) in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower that has borrowed such Competitive Bid Borrowing shall be in compliance with the limitation set forth in the proviso to the first sentence of subsection (a) above.

           (c) Within the limits and on the conditions set forth in this Section 2.03, any Borrower may from time to time borrow under this Section 2.03, repay or prepay pursuant to subsection (d) below, and reborrow under this Section 2.03, provided that a Competitive Bid Borrowing shall not be made within three Business Days of the date of any other Competitive Bid Borrowing.

            (d) Any Borrower that has borrowed through a Competitive Bid Borrowing shall repay to the Agent for the account of each Lender that has made a Competitive Bid Advance, on the maturity date of such Competitive Bid Advance (such maturity date being that specified by such Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and provided in the Competitive Bid Note evidencing such Competitive Bid Advance), the then unpaid principal amount of such Competitive Bid Advance. Such Borrower shall have no right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Advance.

            (e)   Each  Borrower  that  has  borrowed  through  a
Competitive Bid Borrowing shall pay interest on the unpaid principal amount of each Competitive Bid Advance comprising such Competitive Bid Borrowing from the date of such Competitive Bid Advance to the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such
Competitive  Bid  Advance specified by  the  Lender  making  such
Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (a)(ii) above, payable on the interest payment date or dates specified by such Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (a)(i) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Advance. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), such Borrower shall pay interest on the amount of unpaid principal of and interest on each Competitive Bid Advance owing to a Lender, payable in arrears on the date or dates interest is payable thereon, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Competitive Bid Advance under the terms of the Competitive Bid Note evidencing such
Competitive   Bid  Advance  unless  otherwise  agreed   in   such
Competitive Bid Note.

           (f) The indebtedness of any Borrower resulting from each Competitive Bid Advance made to such Borrower as part of a Competitive Bid Borrowing shall be evidenced by a separate Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Advance.

           SECTION 2.04. Fees. (a) Facility Fee. The Company agrees to pay to the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the date hereof in the case of each Initial Lender and from the effective date specified in the Assumption Agreement or the Assignment and Acceptance, as the case may be, pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December, commencing September 30, 1995, and on the Termination Date.

           (b) Agent's Fees. The Company shall pay to the Agent for its own account such fees, and at such times, as set forth in the letter dated June 6, 1995 between the Company and the Agent.

           SECTION 2.05. Termination, Reduction or Increase of the Commitments. (a) Ratable Termination or Reduction. The Company shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and provided further that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the sum of the aggregate principal amount of the Competitive Bid Advances denominated in Dollars then outstanding plus the Equivalent in Dollars of the aggregate principal amount of the Competitive Bid Advances denominated in Foreign Currencies then outstanding. The aggregate amount of the Commitments, once reduced as provided in this Section 2.05(a), may not be reinstated, except as provided in Section 2.05(e) below.

            (b) Non-Ratable Termination by Assignment. The Company shall have the right, upon at least ten Business Days' written notice to the Agent (which shall then give prompt notice thereof to the relevant Lender), to require any Lender to assign, pursuant to and in accordance with the provisions of Section 9.07, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Company; provided, however, that (i) no Event of Default shall have occurred and be continuing at the time of such request and at the time of such assignment; (ii) the assignee shall have paid to the assigning Lender the aggregate principal amount of, and any interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender; (iii) the Company shall have paid to the assigning Lender any and all facility fees and other fees payable to such Lender and all other accrued and unpaid amounts owing to such Lender under any provision of this Agreement (including, but not limited to, any increased costs or other additional amounts owing under Section 2.10 and any indemnification for Taxes under Section 2.13) as of the effective date of such assignment; and (iv) if the assignee selected by the Company is not an existing Lender, such assignee or the Company shall have paid the processing and recordation fee required under
Section 9.07(a) for such assignment; provided further that the Company shall have no right to replace more than three Lenders in any calendar year pursuant to this Section 2.05(b); and provided further that the assigning Lender's rights under Sections 2.10,
2.13 and 9.04, and its obligations under Section 8.05, shall survive such assignment as to matters occurring prior to the date of assignment.

           (c) Non-Ratable Reduction. (i) The Company shall have the right, at any time other than during any Rating Condition, upon at least ten Business Days' notice to a Lender (with a copy to the Agent), to terminate in whole such Lender's Commitment (determined without giving effect to any Competitive Bid Reduction). Such termination shall be effective, (i) with respect to such Lender's unused Commitment, on the date set forth in such notice, provided, however, that such date shall be no earlier than ten Business Days after receipt of such notice and
(ii) with respect to each Advance outstanding to such Lender, on the last day of the then current Interest Period relating to such Advance; provided further, however, that such termination shall not be effective, if, after giving effect to such termination, the Company would, under this Section 2.05(c), reduce the Lenders' Commitments in any calendar year by an amount in excess of the Commitments of any three Lenders or $90,000,000, whichever is greater on the date of such termination. Notwithstanding the preceding proviso, the Company may terminate in whole the
Commitment  of  any  Lender  in accordance  with  the  terms  and conditions set forth in Section 2.05(b) or 2.16(b). Upon termination of a Lender's Commitment under this Section 2.05(c), the Company will pay or cause to be paid all principal of, and interest accrued to the date of such payment on, Advances owing to such Lender and pay any facility fees or other fees payable to such Lender pursuant to the provisions of Section 2.04, and all other amounts payable to such Lender hereunder (including, but not limited to, any increased costs or other amounts owing under
Section 2.10 and any indemnification for Taxes under Section 2.13); and upon such payments, the obligations of such Lender hereunder shall, by the provisions hereof, be released and discharged; provided, however, that such Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section
8.05 shall survive such release and discharge as to matters occurring prior to such date. The aggregate amount of the Commitments of the Lenders once reduced pursuant to this Section 2.05(c) may not be reinstated, except pursuant to Section 2.05(e) below.

           (ii) For purposes of this Section 2.05(c) only, the term "Rating Condition" shall mean a period commencing with notice (a "Rating Condition Notice") by the Agent to the Company and the Lenders to the effect that the Agent has been informed that the rating of the senior public Debt of the Company is unsatisfactory under the standard set forth in the next sentence, and ending with notice by the Agent to the Company and the Lenders to the effect that such condition no longer exists. The Agent shall give a Rating Condition Notice promptly upon receipt from the Company or any Lender of notice stating, in effect, that both of S&P and Moody's (or any successor by merger or consolidation to the business of either thereof), respectively, then rate the senior public Debt of the Company lower than BBB and Baa2. The Company agrees to give notice to the Agent forthwith upon any change in a rating by either such organization of the senior public Debt of the Company; the Agent shall have no duty whatsoever to verify the accuracy of any such notice from the Company or any Lender or to monitor independently the ratings of the senior public Debt of the Company and no Lender shall have any duty to give any such notice. The Agent shall give notice to the Lenders and the Company as to the termination of a Rating Condition promptly upon receiving a notice from the Company to the Agent (which notice the Agent shall promptly notify to the Lenders) stating that the rating of the senior public Debt of the Company does not meet the standard set forth in the second sentence of this clause (ii), and requesting that the Agent notify the Lenders of the termination of the Rating Condition. The Rating Condition shall terminate upon the giving of such notice by the Agent.

           (d) Termination by a Lender. In the event that a Change of Control occurs, each Lender may, by notice to the Company and the Agent given not later than 50 calendar days after such Change of Control, terminate its Commitment, which Commitment shall be terminated effective as of the later of (i) the date that is 60 calendar days after such Change of Control or
(ii) the end of the Interest Period for any Advance outstanding at the time of such Change of Control or for any Advance made pursuant to the next sentence of this Section 2.05(d). Upon the occurrence of a Change of Control, each Borrower's right to make a Borrowing under this Agreement shall be suspended for a period of 60 calendar days, except for Advances having an interest period ending not later than 90 calendar days after such Change of Control. A notice of termination pursuant to this Section 2.05(d) shall not have the effect of accelerating any outstanding Advance of such Lender and the Notes of such Lender.

           (e) Increase in Aggregate of the Commitments. (i) The Company may at any time, by notice to the Agent, propose that the aggregate amount of the Commitments be increased (such aggregate amount being, a "Commitment Increase") up to $150,000,000 in excess of the aggregate of the Commitments as of the Effective Date, effective as at a date prior to the Termination Date (the "Increase Date") as to which agreement is to be reached by an earlier date specified in such notice (the "Commitment Date"); provided, however, that (A) the Company may not propose more than five Commitment Increases during each rolling five-year period that this Agreement is in effect, (B) the minimum proposed Commitment Increase per notice shall be $30,000,000, (C) in no event shall the aggregate amount of the Commitments at any time exceed $525,000,000 and (D) no Default shall have occurred and be continuing on such Increase Date. The Agent shall notify the Lenders thereof promptly upon its receipt of any such notice. The Agent agrees that it will cooperate with the Company in discussions with the Lenders and other Eligible Assignees with a view to arranging the proposed Commitment Increase through the increase of the Commitments of one or more of the Lenders (each such Lender that is willing to increase its Commitment hereunder being, an "Increasing Lender") and the addition of one or more other Eligible Assignees as Assuming Lenders and as parties to this Agreement; provided, however, that it shall be in each Lender's sole discretion whether to increase its Commitment hereunder in connection with the proposed Commitment Increase; and provided further that the minimum Commitment of each such Assuming Lender that becomes a party to this Agreement pursuant to this Section 2.05(e), shall be at least equal to $10,000,000. If agreement is reached on or prior to the Commitment Date with any Increasing Lenders and Assuming Lenders as to a Commitment Increase (which may be less than but not greater than specified in the applicable notice from the Company), such agreement to be evidenced by a notice in reasonable detail from the Company to the Agent on or prior to the Commitment Date, such Assuming Lenders, if any, shall become Lenders hereunder as of the Increase Date and the Commitments of such Increasing Lenders and such Assuming Lenders shall become or be, as the case may be, as of the Increase Date, the amounts specified in such notice; provided that:

           (x) the Agent shall have received (with copies for each Lender, including each such Assuming Lender) by no later than 10:00 A.M. (New York City time) on the Increase Date (A) an opinion of counsel for the Company in substantially the form of Exhibit G hereto and an opinion of counsel for each other Borrower substantially in the form of Exhibit H hereto, each dated such Increase Date, and (B) a copy, certified on the Increase Date by the Secretary, an Assistant Secretary or a comparable official of each
     Borrower, of the resolutions adopted by the Board of Directors of such Borrower authorizing such Commitment Increase;

           (y) each such Assuming Lender shall have delivered to the Agent, by no later than 10:00 A.M. (New York City time) on the Increase Date, an appropriate Assumption Agreement in substantially the form of Exhibit D hereto, duly executed by such Assuming Lender and the Company; and

           (z) each such Increasing Lender shall have delivered to the Agent by, no later than 10:00 A.M. (New York City time) on the Increase Date, confirmation in writing satisfactory to the Agent as to its increased Commitment.

           (ii) In the event that the Agent shall have received notice from the Company as to its agreement to a Commitment
Increase on or prior to the Commitment Date and each of the actions provided for in clauses (x) through (z) above shall have occurred prior to 10:00 A.M. (New York City time) on the Increase Date to the satisfaction of the Agent, the Agent shall notify the Lenders (including any Assuming Lenders) and the Company of the occurrence of such Commitment Increase by telecopier, telex or cable promptly and in any event no later than 1:00 P.M. (New York City time) on the Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and Assuming Lender. Within five Business Days after its receipt of such notice from the Agent, each Borrower, at its own expense, shall execute and deliver to the Agent, Revolving Credit Notes payable to the order of each Assuming Lender, if any, dated as of the Increase Date and substantially in the form of Exhibit A-1 hereto. The Agent, upon receipt of such Revolving Credit Notes, shall promptly deliver such Revolving Credit Notes to the respective Assuming Lenders.

           (iii) In the event that the Agent shall not have received notice from the Company as to such agreement on or prior to the Commitment Date or the Company shall, by notice to the Agent prior to the Increase Date, withdraw its proposal for a Commitment Increase or any of the actions provided for above in clauses (i)(x) through (i)(z) shall not have occurred by 10:00 A.M. (New York City time) on the Increase Date, such proposal by the Company shall be deemed not to have been made. In such event, any actions theretofore taken under clauses (i)(x) through (i)(z) above shall be deemed to be of no effect and all the rights and obligations of the parties shall continue as if no such proposal had been made.

           SECTION 2.06. Repayment of Revolving Credit Advances. Each Borrower shall repay to the Agent for the ratable account of the Lenders on the Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding in respect of such Borrower.

           SECTION  2.07.  Interest on Revolving Credit Advances.
(a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing by such Borrower to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

           (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be paid in full.

           (ii) Eurocurrency Rate Advances. During such periods as such Revolving Credit Advance is a Eurocurrency Rate
     Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurocurrency Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurocurrency Rate Advance shall be Converted or paid in full.

           (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), each Borrower shall pay interest on (i) the unpaid principal amount of each Revolving Credit Advance owing by such Borrower to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder by such Borrower that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 1% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to clause (a)(i) or (a)(ii) above.

           SECTION 2.08. Interest Rate Determination. (a) Each Reference Bank agrees to furnish to the Agent timely information for the purpose of determining each Eurocurrency Rate and each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Agent for the purpose of determining any such interest rate, the Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Agent shall give prompt notice to the Company and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.07(a)(i) or (ii), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under
Section 2.07(a)(ii).

            (b) If, with respect to any Eurocurrency Rate Advances, the Majority Lenders notify the Agent that the Eurocurrency Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurocurrency Rate Advances for such Interest Period, the Agent shall forthwith so notify each Borrower and the Lenders, whereupon (i) such Eurocurrency Rate Advances will (to the extent such Eurocurrency Rate Advances remain outstanding on such day) automatically, on the last day of the then existing Interest Period therefor,
(A) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (B) if such Eurocurrency Rate Advances are denominated in any Major Currency, be redenominated into an Equivalent amount of Dollars and Converted into Base Rate Advances, and (ii) the obligation of the Lenders to make Eurocurrency Rate Advances in the same currency as such Eurocurrency Rate Advances shall be suspended until the Agent shall notify each Borrower and the Lenders that the circumstances causing such suspension no longer exist.

           (c) If any Borrower, in requesting a Revolving Credit Borrowing comprised of Eurocurrency Rate Advances, shall fail to select the duration of the Interest Period for such Eurocurrency Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will (to the extent such Eurocurrency Rate Advances remain outstanding on such day) automatically, on the last day of the then existing Interest Period therefor, (i) if such Eurocurrency Rate Advances are denominated in Dollars, be Converted into Base Rate Advances and (ii) if such Eurocurrency Rate Advances are denominated in any Major Currency, be redenominated into an Equivalent amount of Dollars and Converted into Base Rate Advances.

           (d) Upon the occurrence and during the continuance of any Event of Default under Section 6.01(a), (i) each Eurocurrency Rate Advance will (to the extent such Eurocurrency Rate Advance remains outstanding on such day) automatically, on the last day of the then existing Interest Period therefor, (A) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Major Currency, be redenominated into an Equivalent amount of Dollars and Converted into a Base
Rate Advance and (ii) the obligation of the Lenders to make Eurocurrency Rate Advances shall be suspended.

           (e) If fewer than two Reference Banks furnish timely information to the Agent for determining the Eurocurrency Rate or LIBO Rate for any Eurocurrency Rate Advances or LIBO Rate
Advances, as the case may be,

           (i)   the  Agent shall forthwith notify  the  relevant
     Borrower and the Lenders that the interest rate cannot be determined for such Eurocurrency Rate Advances or LIBO Rate
     Advances, as the case may be,

           (ii) with respect to Eurocurrency Rate Advances, each such Advance will (to the extent such Eurocurrency Rate Advance remains outstanding on such day) automatically, on the last day of the then existing Interest Period therefor,
     (A) if such Eurocurrency Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance and (B) if such Eurocurrency Rate Advance is denominated in any Major Currency, be redenominated into an Equivalent amount of Dollars and Converted into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

           (iii) the obligation of the Lenders to make Eurocurrency Rate Advances or LIBO Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION   2.09.   Prepayments  of  Revolving   Credit
Advances.   (a)  Optional Prepayments.  Each Borrower  may,  upon
notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, given not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of such proposed prepayment, in the case of Eurocurrency Rate Advances, and not later than 11:00 A.M. (New York City time) on the day of such proposed prepayment, in the case of Base Rate Advances, and, if such notice is given, such Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or the Equivalent thereof in a Major Currency (determined on the date notice of prepayment is given) or an integral multiple of $1,000,000 or the Equivalent thereof in a Major Currency (determined on the date notice of prepayment is given) in excess thereof and (y) in the event of any such prepayment of a Eurocurrency Rate Advance other than on the last day of the Interest Period therefor, such Borrower shall be obligated to
reimburse   the   Lenders   in  respect   thereof   pursuant   to
Section 9.04(c). Each notice of prepayment by a Designated Subsidiary shall be given to the Administrative Agent through the Company.

           (b) Mandatory Prepayments. (i) If, on any date, the sum of (A) the aggregate principal amount of all Advances denominated in Dollars then outstanding plus (B) the Equivalent in Dollars of the aggregate principal amount of all Advances denominated in Foreign Currencies then outstanding exceeds 103% of the aggregate Commitments of the Lenders on such date, the Company and each other Borrower, if any, shall thereupon promptly prepay the outstanding principal amount of any Advances owing by such Borrower in an aggregate amount sufficient to reduce such sum to an amount not to exceed 100% of the aggregate Commitments of the Lenders on such date, together with any interest accrued to the date of such prepayment on the principal amounts prepaid and, in the case of any prepayment of a Eurocurrency Rate Advance or a LIBO Rate Advance, any additional amounts which such Borrower shall be obligated to reimburse to the Lenders in respect thereof pursuant to Section 9.04(c). The Agent shall give prompt notice of any prepayment required under this Section 2.09(b)(i) to the Borrowers and the Lenders.

           (ii) If, on any date, the sum of (A) the Equivalent in Dollars of the aggregate principal amount of all Eurocurrency Rate Advances denominated in Major Currencies then outstanding plus (B) the Equivalent in Dollars of the aggregate principal amount of all LIBO Rate Advances denominated in Foreign Currencies then outstanding, shall exceed $110,000,000, the Company and each other Borrower shall prepay the outstanding principal amount of any such Eurocurrency Rate Advances or any such LIBO Rate Advances owing by such Borrower, on the last day of the Interest Periods relating to such Advances, in an aggregate amount sufficient to reduce such sum to an amount not to exceed $100,000,000, together with any interest accrued to the date of such prepayment on the principal amounts prepaid. The Agent shall give prompt notice of any prepayment required under this Section 2.09(b)(ii) to the Borrowers and the Lenders.

          SECTION 2.10.  Increased Costs.  (a)  If, due to either
(i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Rate Advances or LIBO Rate Advances (excluding for purposes of this Section 2.10 any such increased costs resulting from (i) Taxes or Other Taxes (as to which Section 2.13 shall govern) and (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower of such Advances shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to such Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

           (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Company shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Company and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

          (c) Any Lender claiming any additional amounts payable pursuant to this Section 2.10 shall, upon the written request of the Company delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 9.07, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Company; provided, however, that (i) no Default shall have occurred and be continuing at the time of such request and at the time of such assignment; (ii) the assignee shall have paid to the assigning Lender the aggregate principal amount of, and any interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender; (iii) the Company shall have paid to the assigning Lender any and all facility fees and other fees payable to such Lender and all other accrued and unpaid amounts owing to such Lender under any provision of this Agreement (including, but not limited to, any increased costs or other additional amounts owing under this Section 2.10, and any indemnification for Taxes under Section 2.13) as of the effective date of such assignment and (iv) if the assignee selected by the Company is not an existing Lender, such assignee or the Company shall have paid the processing and recordation fee required under Section 9.07(a) for such assignment; provided further that the assigning Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.05, shall survive such assignment as to matters occurring prior to the date of assignment.

           SECTION 2.11. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurocurrency Lending Office to perform its obligations hereunder to make Eurocurrency Rate Advances in Dollars or any Major Currency or LIBO Rate Advances in Dollars or in any Foreign Currency or to fund or maintain Eurocurrency Rate Advances in Dollars or in any Major Currency or LIBO Rate Advances in Dollars or in any Foreign Currency hereunder, (i) each such Eurocurrency Rate Advance or such LIBO Rate Advance, as the case may be, will automatically, upon such demand, (A) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in Dollars, be Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, (B) if such Eurocurrency Rate Advance or LIBO Rate Advance is denominated in any Foreign Currency, be redenominated into an Equivalent amount of Dollars and Converted into a Base Rate Advance or an Advance that bears interest at the rate set forth in Section 2.07(a)(i), as the case may be, and (ii) the obligation of the Lenders to make such Eurocurrency Rate Advances or such LIBO Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

           SECTION 2.12. Payments and Computations. (a) Each Borrower shall make each payment hereunder and under the Notes, except with respect to principal of, interest on, and other amounts relating to, Advances denominated in a Foreign Currency, not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at its address referred to in Section
9.02 in same day funds. Each Borrower shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Advances denominated in a Foreign Currency not later than 12:00 Noon (at the Payment Office for such Foreign Currency) on the day when due in such Foreign Currency to the Agent in same day funds by deposit of such funds to the Agent's account maintained at such Payment Office. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03, 2.05(b), 2.05(c), 2.10, 2.13, 2.16 or
9.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the  information  contained therein in the Register  pursuant  to
Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. Upon any Assuming Lender becoming a Lender hereunder as a result of the effectiveness of a Commitment Increase pursuant to Section 2.05(e) or an extension of the Termination Date pursuant to Section 2.16, and upon the
Agent's receipt of such Lender's Assumption Agreement and recording the information contained therein in the Register, from and after the Increase Date or the Extension Date, as the case may be, the Agent shall make all payments hereunder and under the Notes in respect of the interest assumed thereby to the Assuming Lender.

           (b) All computations of interest based on the Base Rate and of facility fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurocurrency Rate, the LIBO Rate or the Federal Funds Rate shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

           (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurocurrency Rate Advances or LIBO Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

           (d) Unless the Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.13. Taxes. (a) Any and all payments by any Borrower hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, net income taxes imposed by the United States and taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may
be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

           (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

           (c) Each Borrower shall indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 2.13) imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that a Borrower shall not be obligated to pay any amounts in respect of penalties, interest or expenses pursuant to this paragraph that are payable solely as a result of (i) the failure on the part of the pertinent Lender or the Agent to pay over those amounts received from the Borrowers under this clause (c) or (ii) the gross negligence or willful misconduct on the part of the pertinent Lender or the Agent. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may
be) makes written demand therefor. Each Lender agrees to provide reasonably prompt notice to the Agent, the Company and any Borrower of any imposition of Taxes or Other Taxes against such Lender; provided that failure to give such notice shall not affect such Lender's rights to indemnification hereunder. Each Lender agrees that it will, promptly upon a request by the Company or a Borrower having made an indemnification payment hereunder, furnish to the Company or such Borrower, as the case may be, such evidence as is reasonably available to such Lender as to the payment of the relevant Taxes or Other Taxes, and that it will, if requested by the Company or such Borrower, cooperate with the Company or such Borrower, as the case may be, in its efforts to obtain a refund or similar relief in respect of such payment.

           (d) Within 30 days after the date of any payment of Taxes, each Borrower shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of any Borrower through an account or branch outside the United States or by or on behalf of any Borrower by a payor that is not a United States person, if such Borrower determines that no Taxes are payable in respect thereof, such Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

           (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by any Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Agent and each Borrower with two original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. In addition, each Lender further agrees to provide any Borrower with any form or document as any Borrower may request which is required by any taxing authority outside the United States in order to secure an exemption from, or reduction in the rate of, withholding tax. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which a Lender becomes a party to this Agreement, such Lender was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such Lender on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that a Lender reasonably considers to be confidential, such Lender shall give notice thereof to each Borrower and shall not be obligated to include in such form or document such confidential information.

           (f) For any period with respect to which a Lender has failed to provide each Borrower with the appropriate form described in Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, each Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

           (g) If any Borrower is required to pay any additional amount to any Lender or to the Agent or on behalf of any of them to any taxing authority pursuant to this Section 2.13, such Lender shall, upon the written request of the Company delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 9.07, all of its rights and obligations under this Agreement and under the Notes to an Eligible Assignee selected by the Company; provided, however, that (i) no Default shall have occurred and be continuing at the time of such request and at the time of such assignment; (ii) the assignee shall have paid to the assigning Lender the aggregate principal amount of, and any interest accrued and unpaid to the date of such assignment on, the Note or Notes of such Lender;
(iii) the Company shall have paid to the assigning Lender any and all facility fees and other fees payable to such Lender and all other accrued and unpaid amounts owing to such Lender under any provision of this Agreement (including, but not limited to, any increased costs or other additional amounts owing under Section 2.10, and any indemnification for Taxes under this Section 2.13) as of the effective date of such assignment; and (iv) if the assignee selected by the Company is not an existing Lender, such assignee or the Company shall have paid the processing and recordation fee required under Section 9.07(a) for such assignment; provided further that the assigning Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under
Section 8.05, shall survive such assignment as to matters occurring prior to the date of assignment.

          SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Revolving Credit Advances owing to it (other than pursuant to Section 2.03, 2.05(b), 2.05(c), 2.10, 2.13, 2.16 or 9.04(c)) in
excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

           SECTION 2.15. Use of Proceeds. The proceeds of the Advances shall be available (and each Borrower agrees that it shall use such proceeds) solely for working capital and for other general corporate purposes of such Borrower and its Subsidiaries, including, without limitation, backstop of commercial paper.

           SECTION 2.16. Extension of Termination Date. (a) At least 60 (but no earlier than 90) days prior to each anniversary date hereof and provided no Event of Default has occurred and is continuing, the Company may, at its option, by written notice to the Agent, request that the Lenders extend for an additional one year the Termination Date then in effect. Each Lender, in its sole discretion, shall consent or not consent to such extension and shall notify the Agent of its consent or nonconsent to such extension within 20 Business Days of notice of such request from the Agent. If all of the Lenders consent in writing, the then applicable Termination Date shall, effective as at such anniversary date (the "Extension Date"), be extended for one year.

           (b) If not all of the Lenders consent, pursuant to subsection (a) of this Section 2.16, to an extension of the Termination Date then in effect (the Lenders so consenting in writing being the "Consenting Lenders", and any Lender not so consenting being a "Non-Consenting Lender"), the Company may:

           (i) arrange for one or more Consenting Lenders or other Eligible Assignees as Assuming Lenders to assume, effective on the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Lender under this Agreement thereafter arising, and effective on such Extension Date, each such Consenting Lender or such Assuming Lender will be substituted for such Non-Consenting Lender under this Agreement; provided, however, that the amount of the Commitment of any such Assuming Lender as a result of
     such   substitution  shall  in  no  event   be   less   than
     $10,000,000; provided further that (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender the aggregate principal amount of, and any interest accrued and unpaid to the date of the assignment on, the Note or Notes of such Non-Consenting Lender; (ii) the Company shall have paid to such Non-Consenting Lender any and all facility fees and other fees payable to such Non-Consenting Lender and all other accrued and unpaid amounts owing to such Non-Consenting Lender under any provision of this Agreement (including, but not limited to, any increased costs or other additional amounts owing under Section 2.10, and any indemnification for Taxes under this Section 2.13) as of the effective date of such assignment; and (iii) with respect to any such Assuming Lender, such Assuming Lender or the Company shall have paid the applicable processing and recordation fee required under Section 9.07(a) for such
     assignment;    provided  further  that  such  Non-Consenting
     Lender's rights under Sections 2.10, 2.13 and 9.04, and  its
     obligations   under   Section  8.05,  shall   survive   such
     substitution as to matters occurring prior to the date of substitution; provided further that, on or prior to the tenth day prior to the Extension Date, (x) any such Assuming Lender shall have delivered to the Company and the Agent an Assumption Agreement in substantially the form of Exhibit D hereto, duly executed by such Assuming Lender, such Non-Consenting Lender and the Company, (y) any such Consenting
     Bank   shall   have   delivered  confirmation   in   writing
     satisfactory to the Agent as to its increased Commitment and
     (z) each Non-Consenting Lender being replaced pursuant to this clause (i) shall have delivered to the Agent the Revolving Credit Note or Notes held by such Non-Consenting Lender; and provided further that each Borrower, at its own expense, shall have executed and delivered to the Agent no later than 10:00 A.M. (New York City time) on the Extension Date, Revolving Credit Notes payable to the order of each Assuming Lender, if any, dated as of the Extension Date and substantially in the form of Exhibit A-1 hereto; or

           (ii) subject to the giving of notice to such Non-Consenting Lender at least four days prior to the Extension Date, pay, prepay or cause to be prepaid, on and effective as of the Extension Date, all principal of, and interest accrued to the date of such payment on, Advances and all other amounts owing to such Non-Consenting Lender hereunder (including, but not limited to, any increased costs or other additional amounts owing under Section 2.10 and any indemnification for Taxes under Section 2.13) and terminate in whole any Non-Consenting Lender's Commitment, notwithstanding the provisions of Section 2.05; and, upon such payment or prepayment, the obligations of such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged; provided, however, that such Non-Consenting Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.05 shall survive such release and discharge as to matters occurring prior to the Extension Date.

           (c) In the event that, on or prior to the then applicable Extension Date, all Non-Consenting Lenders shall have been superseded by Consenting Lenders or Assuming Lenders or shall have had their Commitments terminated pursuant to subsection (b)(i) or (b)(ii) above, the Termination Date then in effect shall be extended for the additional one-year period as described in subsection (a) above, each Non-Consenting Lender shall have no further Commitment hereunder, and each Assuming Lender, if any, shall thereafter be substituted as a party to this Agreement and be a Lender for the purposes of this Agreement, without any further acknowledgment by or the consent of the Lenders. The Agent shall thereupon promptly deliver the new Revolving Credit Notes to the respective Assuming Lenders and record in the Register the relevant information with respect to each Consenting Lender and each such Assuming Lender.

           (d) In the event that (x) as to a Non-Consenting Lender, neither procedure contemplated by subsection (b)(i) or
(b)(ii) above is implemented in a timely basis or (y) the Company shall, by written notice to the Agent at least four days prior to the Extension Date, withdraw its request for the extension of the Termination Date then in effect, such request by the Company shall be deemed not to have been made, all actions theretofore taken under subsection (b)(i) or (b)(ii) above shall be deemed to be of no effect, the Agent shall return any Revolving Credit Notes received from any Non-Consenting Lender to such Non-Consenting Lender and all the rights and obligations of the parties shall continue as if no such request had been made.


                          ARTICLE III

            CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 3.01. Conditions Precedent to Effectiveness of Sections 2.01 and 2.03. Sections 2.01 and 2.03 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied:

           (a)   There  shall  have occurred no Material  Adverse
     Change since December 31, 1994.

           (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or to the knowledge of the Company Threatened before any court, governmental agency or arbitrator that (i) is reasonably likely to have a Material Adverse Effect, other than the matters described on Schedule 3.01(b) hereto (the "Disclosed Litigation") or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note of the Company or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

           (c) The Company shall have paid all accrued fees and expenses of the Agent and the Lenders (as agreed to in the letter dated June 6, 1995 from the Agent to the Company).

           (d)   On  the Effective Date, the following statements
     shall   be  true  and  the  Agent  shall  have  received   a
     certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that:

                      (i)   The  representations  and  warranties
          contained in Section 4.01 are correct on and as of the Effective Date, and

                     (ii) No event has occurred and is continuing that constitutes a Default.

           (e) The Agent shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agent:

                     (i)   The  Revolving  Credit  Notes  of  the
          Company to the order of the Lenders, respectively.

                     (ii) Certified copies of the resolutions of the Board of Directors of the Company approving this Agreement and the Notes of the Company, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.

                     (iii)     A certificate of the Secretary  or
          an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Notes of the Company and the other documents to be delivered hereunder.

                     (iv) Authenticated copies of the Certificate of Incorporation and By-Laws of the Company.

                     (v)   Evidence  of  the termination  of  the
          Existing  Facility A Credit Agreement and the  Existing
          Facility B Credit Agreement, and payment of all amounts owing thereunder.

                     (vi)   A  favorable  opinion  of  Victor  P.
          Patrick, Assistant General Counsel of the Company, substantially in the form of Exhibit G hereto and as to such other matters as any Lender through the Agent may reasonably request.

                     (vii)     A favorable opinion of Shearman  &
          Sterling, counsel for the Agent, substantially in the form of Exhibit I hereto.

                     (viii)    Such other approvals, opinions  or
          documents  as  any  Lender,  through  the  Agent,   may
          reasonably request.

            SECTION 3.02. Initial Loan to Each Designated Subsidiary. The obligation of each Lender to make an initial Advance to each Designated Subsidiary following any designation of such Designated Subsidiary as a Borrower hereunder pursuant to
Section 9.08 is subject to the Agent's receipt on or before the date of such Initial Advance of each of the following, in form and substance satisfactory to the Agent and dated such date, and (except for the Revolving Credit Notes) in sufficient copies for each Lender:

          (a) The Revolving Credit Notes of such Borrower to the order of the Lenders, respectively.

          (b) Certified copies of the resolutions of the Board of Directors of such Borrower (with a certified English translation if the original thereof is not in English) approving this Agreement and the Notes of such Borrower, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and such Notes.

          (c)    A  certificate of the Secretary or an  Assistant
     Secretary of such Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Agreement and the Notes of such Borrower and the other documents to be delivered hereunder.

          (d) A certificate signed by a duly authorized officer of the Company, dated as of the date of such Initial Advance, certifying that such Borrower shall have obtained all governmental and third party authorizations, consents, approvals (including exchange control approvals) and licenses required under applicable laws and regulations necessary for such Borrower to execute and deliver this Agreement and the Notes and to perform its obligations thereunder.

          (e)      The  Designation  Letter  of  such  Designated
     Subsidiary, substantially in the form of Exhibit E hereto.

          (f) Evidence of the Process Agent's acceptance of its appointment pursuant to Section 9.13(a) as the agent of such Borrower, substantially in the form of Exhibit F hereto.

          (g)   A favorable opinion of counsel to such Designated
     Subsidiary,   dated  the  date  of  such  Initial   Advance,
     substantially in the form of Exhibit H hereto.

          (h) Such other approvals, opinions or documents as any Lender, through the Agent, may reasonably request.

           SECTION 3.03. Conditions Precedent to Each Revolving Credit Borrowing. The obligation of each Lender to make a Revolving Credit Advance on the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower requesting such Revolving Credit Borrowing of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Borrowing such statements are true):

           (i) the representations and warranties of the Company contained in Section 4.01 (except the representations set forth in the last sentence of subsection (e) thereof and in subsections (f), (h)-(l) and (n) thereof) are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and additionally, (A) if such Revolving Credit Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and (B) if such Revolving Credit Borrowing results in incremental outstanding Advances or is the initial Revolving Credit Borrowing of the Company, the representations set forth in the last sentence of subsection (e) and in subsections (f), (h)-(l) and (n) of Section 4.01 are correct on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

           (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

          SECTION 3.04. Conditions Precedent to Each Competitive Bid Borrowing. The obligation of each Lender that is to make a Competitive Bid Advance on the occasion of a Competitive Bid Borrowing to make such Competitive Bid Advance as part of such Competitive Bid Borrowing is subject to the conditions precedent that (i) the Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto, (ii) on or before the date of such Competitive Bid Borrowing, but prior to such Competitive Bid Borrowing, the Agent shall have received a Competitive Bid Note payable to the order of such Lender and substantially in the form of Exhibit A-2 hereto for each of the one or more Competitive Bid Advances to be made by such Lender as part of such Competitive Bid Borrowing, in a principal amount equal to the principal amount of the Competitive Bid Advance to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Bid Advance in accordance with
Section 2.03, and (iii) on the date of such Competitive Bid Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Competitive Bid Borrowing and the acceptance by the Borrower requesting such Competitive Bid Borrowing of the proceeds of such Competitive Bid Borrowing shall constitute a representation and warranty by such Borrower that on the date of such Competitive Bid Borrowing such statements are true):

           (a) the representations and warranties of the Company contained in Section 4.01 (except the representations set forth in the last sentence of subsection (e) thereof and in subsections (f), (h)-(l) and (n) thereof) are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and, if such Competitive Bid Borrowing shall have been requested by a Designated Subsidiary, the representations and warranties of such Designated Subsidiary contained in its Designation Letter are correct on and as of the date of such Competitive Bid Borrowing, before and after giving effect to such Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

           (b) no event has occurred and is continuing, or would result from such Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default, and

           (c) no event has occurred and no circumstance exists as a result of which the information concerning such Borrower that has been provided to the Agent and each Lender by such Borrower in connection herewith would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, and (iv) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

           SECTION 3.05. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Company, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.


                           ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

           SECTION 4.01.  Representations and Warranties  of  the
Borrower.  The Company represents and warrants as follows:

           (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

           (b) The execution, delivery and performance by the Company of this Agreement and the Notes of the Company, and the consummation of the transactions contemplated hereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not cause or constitute a violation of any provision of law or regulation or any provision of the Certificate of Incorporation or By-Laws of the Company or result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of the properties, revenues, or assets of the Company pursuant to, any indenture or other agreement or instrument to which the Company is a party or by which the Company or its property may be bound or affected.

          (c) No authorization, consent, approval (including any exchange control approval), license or other action by, and no notice to or filing or registration with, any governmental authority, administrative agency or regulatory body or any other third party is required for the due execution, delivery and performance by the Company of this Agreement or the Notes of the Company.

          (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Company. This Agreement is, and each of the Notes of the Company when delivered hereunder will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

          (e) The Consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 1994, and the related Consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for the fiscal year then ended (together with the notes to the financial statements of the Company and its Consolidated Subsidiaries and the Consolidated statements of cash flows of the Company and its Consolidated Subsidiaries), accompanied by an opinion of one or more nationally recognized firms of independent public accountants, copies of which have been furnished to each Lender, are materially complete and correct, and fairly present the Consolidated financial condition of the Company and its Consolidated Subsidiaries as at such date and the Consolidated results of the operations of the Company and its Consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, except as otherwise noted therein; the Company and its Consolidated Subsidiaries do not have on such date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in such balance sheet or the notes thereto as at such date. Since December 31, 1994, there has been no Material Adverse Change.

          (f) There is no action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, pending or to the knowledge of the
     Company Threatened affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) is reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation), or
     (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there has been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

          (g) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (h) The Company and each wholly-owned direct Subsidiary of the Company have, in the aggregate, met their minimum funding requirements under ERISA with respect to their Plans in all material respects and have not incurred any material liability to the PBGC, other than for the payment of premiums, in connection with such Plans.

          (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Company or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in a material liability of the Company or any of its ERISA Affiliates.

          (j) The Schedules B (Actuarial Information) to the 1993 annual reports (Form 5500 Series) with respect to each Plan of the Company or any of its ERISA Affiliates, copies of which have been filed with the Internal Revenue Service (and which will be furnished to any Bank through the Administrative Agent upon the request of such Bank through the Administrative Agent to the Company), are complete and accurate in all material respects and fairly present in all material respects the funding status of such Plans at such date, and since the date of each such Schedule B there has been no material adverse change in funding status.

          (k)     Neither  the  Company  nor  any  of  its  ERISA
Affiliates has incurred or reasonably expects to incur any Withdrawal Liability to any Multiemployer Plan in an annual amount exceeding 6% of Net Tangible Assets of the Company and its Consolidated Subsidiaries.

          (l) Neither the Company nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA. No such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, in a reorganization or termination which might reasonably be expected to result in a liability of the Company in an amount in excess of $5,000,000.

          (m) The Company is not, and immediately after the application by the Company of the proceeds of each Loan will not be, (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (n) To the best of the Company's knowledge, the operations and properties of the Company and its Subsidiaries taken as a whole comply in all material respects with all Environmental Laws, all necessary Environmental Permits have been applied for or have been obtained and are in effect for the operations and properties of the Company and its Subsidiaries and the Company and its Subsidiaries are in compliance in all material respects with all such Environmental Permits. To the best of the Company's knowledge no circumstances exist that would be reasonably likely to form the basis of an Environmental Action against the Company or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect.


                           ARTICLE V

                   COVENANTS OF THE BORROWER

           SECTION 5.01.  Affirmative Covenants.  So long as  any
Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will:

          (a) Compliance with Laws, Etc. Comply, and cause each Designated Subsidiary to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws as provided in Section 5.01(j), if failure to comply with such requirements would have a Material Adverse Effect.

           (b) Payment of Taxes, Etc. Pay and discharge, and cause each Designated Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or on its income or profits or upon any of its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

           (c) Maintenance of Insurance. Maintain, and cause each Designated Subsidiary to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates.

           (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Designated Subsidiary to preserve and maintain, its corporate existence and all its material rights (charter and statutory) privileges and franchises; provided, however, that the Company and each Designated Subsidiary may consummate any merger, consolidation or sale of assets permitted under
     Section 5.02(b).

           (e) Visitation Rights. At any reasonable time and from time to time, permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any Designated Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Designated Subsidiary with any of their officers or directors and with their independent certified public accountants.

           (f) Keeping of Books. Keep, and cause each Designated Subsidiary to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Designated Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

           (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each Designated Subsidiary to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided, however, that neither the Company nor any of its Designated Subsidiaries shall be required to maintain or preserve any property if the failure to maintain or preserve such property shall not have a Material Adverse Effect.

           (h)   Reporting Requirements.  Furnish  to  the  Agent
     (with a copy for each Lender) and the Agent shall promptly forward the same to the Lenders:

                     (i)   as soon as available and in any  event
          within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a
          Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and a Consolidated statement of income and cash flows of the Company and its Consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures as of the corresponding date and for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by the principal financial officer, principal accounting officer, the Vice-President and Treasurer or an Assistant Treasurer of the Company, subject, however, to year-end auditing adjustments, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default. Simultaneously therewith, the Company shall furnish a calculation, in reasonable detail, as at the end of the respective fiscal quarter, demonstrating compliance with Section 5.02(c);

                     (ii)  as soon as available and in any  event
          within 120 days after the end of each fiscal year of the Company, a Consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related Consolidated statements of income and cash flows of the Company and its Consolidated Subsidiaries for such fiscal year setting forth in each case in comparative form the corresponding figures as of the close of and for the preceding fiscal year, all in reasonable detail and accompanied by an opinion of independent public accountants of nationally recognized standing, as to said financial statements and a certificate of the principal financial officer, principal accounting officer, the Vice-President and Treasurer or an Assistant Treasurer of the Company stating that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default. Simultaneously therewith, the Company shall furnish a calculation, in reasonable detail, as at the end of each such fiscal year, demonstrating compliance with Section 5.02(c);

                     (iii)      copies of the Forms 8-K and  10-K
          reports (or similar reports) which the Company is required to file with the Securities and Exchange Commission of the United States of America, promptly after the filing thereof;

                     (iv) copies of each annual report, quarterly report, special report or proxy statement mailed to substantially all of the stockholders of the Company, promptly after the mailing thereof to the stockholders;

                     (v)   immediate notice of the occurrence  of
          any Default of which the principal financial officer, principal accounting officer, the Vice-President and Treasurer or an Assistant Treasurer of the Company shall have knowledge;

                     (vi)  as soon as available and in any  event
          within 15 days after the Company or any of its ERISA Affiliates knows or has reason to know that any ERISA Event has occurred, a statement of a senior officer of the Company with responsibility for compliance with the requirements of ERISA describing such ERISA Event and the action, if any, which the Company or such ERISA Affiliate proposes to take with respect thereto;

                     (vii)      at  the  request of  any  Lender,
          promptly  after  the filing thereof with  the  Internal
          Revenue Service, copies of Schedule B (Actuarial Information) to each annual report (Form 5500 series) filed by the Company or any of its ERISA Affiliates with respect to each Plan;

                     (viii)    promptly after receipt thereof  by
          the Company or any of its ERISA Affiliates, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                     (ix) promptly after such request, such other documents and information relating to any Plan as any Lender may reasonably request from time to time;

                     (x)   promptly and in any event within  five
          Business Days after receipt thereof by the Company or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan, copies of each notice concerning
          (A) (x) the imposition of Withdrawal Liability in an amount in excess of $5,000,000 with respect to any one Multiemployer Plan or in an aggregate amount in excess of $25,000,000 with respect to all such Multiemployer Plans within any one calendar year or (y) the reorganization or termination, within the meaning of Title IV of ERISA, of any Multiemployer Plan that has resulted or might reasonably be expected to result in Withdrawal Liability in an amount in excess of $5,000,000 or of all such Multiemployer Plans that has resulted or might reasonably be expected to result in Withdrawal Liability in an aggregate amount in excess of $25,000,000 within any one calendar year and (B) the amount of liability incurred, or that may be incurred, by the Company or any of its ERISA Affiliates in connection with any event described in such subclause
          (x) or (y);

                    (xi) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any Designated Subsidiary of the type described in Section 4.01(f); and

                     (xii)      from  time to time  such  further
          information respecting the financial condition and operations of the Company and its Subsidiaries as any Lender may from time to time reasonably request.

          (i) Authorizations. Obtain, and cause each Designated Subsidiary to obtain, at any time and from time to time all authorizations, licenses, consents or approvals (including exchange control approvals) as shall now or hereafter be necessary or desirable under applicable law or regulations in connection with its making and performance of this Agreement and, upon the request of any Lender, promptly furnish to such Lender copies thereof.

           (j) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all
     Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Company nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

           (k) Change of Control. If a Change of Control shall occur, within ten calendar days after the occurrence thereof, provide the Agent with notice thereof, describing therein in reasonable detail the facts and circumstances giving rise to such Change in Control.

           SECTION  5.02.  Negative Covenants.  So  long  as  any
Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Company will not:

          (a) Liens, Etc. Issue, assume or guarantee, or permit any of its Subsidiaries owning Restricted Property to issue, assume or guarantee, any Debt secured by Liens on or with respect to any Restricted Property without effectively providing that its obligations to the Lenders under this Agreement and any of the Notes shall be secured equally and ratably with such Debt so long as such Debt shall be so secured, except that the foregoing shall not apply to:

                     (i)  Liens affecting property of the Company
          or any of its Subsidiaries existing on the Effective Date in effect as of the date hereof or of any corporation existing at the time it becomes a Subsidiary of the Company or at the time it is merged into or consolidated with the Company or a Subsidiary of the Company;

                     (ii) Liens on property of the Company or its
          Subsidiaries existing at the time of acquisition thereof or incurred to secure the payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of or within 24 months after acquisition thereof for the purpose of financing all or part of the purchase price thereof;

                    (iii)     Liens on property of the Company or
          its Subsidiaries (in the case of property that is, in the opinion of the Board of Directors of the Company, substantially unimproved for the use intended by the Company) to secure all or part of the cost of improvement thereof, or to secure Debt incurred to provide funds for any such purpose;

                     (iv) Liens which secure only Debt owing by a Subsidiary of the Company to the Company or to another
          Subsidiary of the Company;

                     (v)  Liens in favor of the United States  of
          America, any State, any foreign country, or any department, agency, instrumentality, or political subdivisions of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject thereto, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type; or

                     (vi)  any  extension, renewal or replacement
          (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (v) inclusive of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of the property which secured the Lien extended, renewed or replaced (plus improvements on such property);

     provided, however, that, the Company and any one or more Subsidiaries owning Restricted Property may issue, assume or guarantee Debt secured by Liens which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Debt of the Company and its Subsidiaries owning Restricted Property that would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clause (i) through (vi) above) and the aggregate value of the Sale and Leaseback Transactions in existence at such time, does not at any one time exceed 10% of the Net Tangible Assets of the Company and its Consolidated Subsidiaries; and provided further that the following type of transaction, among others, shall not be deemed to create Debt secured by Liens:
     Liens required by any contract or statute in order to permit the Company or any of its Subsidiaries to perform any contract or subcontract made by it with or at the request of the United States of America, any foreign country or any
     department,  agency  or  instrumentality  of  any   of   the
     foregoing jurisdictions.

           (b) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person; provided, however, that the Company may merge or consolidate with any other Person so long as the Company is the surviving corporation and so long as no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

           (c) Interest Coverage. At any time, permit the ratio of: (i) aggregate Income From Operations (excluding the amortization of goodwill and intangible assets and including income from securities purchased to invest the Company's cash position and cash distributions from any Person whose results have been accounted for by the equity method) for the four most recent fiscal quarters for which Consolidated statements of income have been delivered pursuant to clauses
     (i) or (ii) of Section 5.01(h) to (ii) aggregate Interest and Other Financial Charges (including the amortization of debt discount and excluding interest for tax audit assessments) for such four most recent fiscal quarters to be less than 2 to 1. For purposes hereof, the terms "Income From Operations" and "Interest and Other Financial Charges" shall be determined for the Company and its Consolidated Subsidiaries in accordance with GAAP as provided for in
     Section 1.03.

          (d) Indebtedness of Domestic Subsidiaries. Permit the amount of Debt incurred by its Domestic Subsidiaries to exceed $500,000,000; provided, however, that the following shall not be included in determining compliance with the covenant contained in the preceding sentence:

                     (i)   Debt of a Domestic Subsidiary  of  the
          Company owed to the Company or another Subsidiary of the Company;

                    (ii) Debt existing on the Effective Date (the "Existing Debt"), and any Debt extending the maturity of, or renewing or replacing (or successive extensions, renewals or replacements), in whole or in part, such Debt; and

                    (iii) Debt incurred by a Domestic Subsidiary of the Company prior to the date it became a Subsidiary of the Company (and any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole of in part thereof).


                           ARTICLE VI

                       EVENTS OF DEFAULT

           SECTION  6.01.   Events of Default.   If  any  of  the
following events ("Events of Default") shall occur and be continuing:

          (a) Any Borrower shall fail to pay: (i) any principal of any Advance when the same becomes due and payable; (ii) any facility fees or any interest on any Advance payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or (iii) any other fees or other amounts payable under this Agreement or the Notes within 30 days after the same becomes due and payable other than those fees and amounts the liabilities for which are being contested in good faith by such Borrower and which have been placed in Escrow by such Borrower; or

           (b)   Any  representation or warranty made (or  deemed
     made) by any Borrower (or any of its officers) in connection with this Agreement or by any Designated Subsidiary in the Designation Letter pursuant to which such Designated Subsidiary became a Borrower hereunder shall prove to have been incorrect in any material respect when made (or deemed made); or

          (c) The Company shall repudiate its obligations under, or shall default in the due performance or observance of, any term, covenant or agreement contained in Article VII of this Agreement; or

          (d) (i) The Company shall fail to perform or observe any other term, covenant or agreement contained in Section 5.02(a) or (c) and such failure shall remain unremedied for a period of 30 days after any Lender shall have given notice thereof to the Company (through the Agent), or (ii) the Company or any other Borrower shall fail to perform or to observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for a period of 30 days after any Lender shall have given notice thereof to the relevant Borrower or, in the case of the Company, any of the principal financial officer, the principal accounting officer, the Vice-President and Treasurer or an Assistant Treasurer of the Company, and in the case of any other Borrower,a responsible officer of such Borrower, first has knowledge of such failure; or

           (e)   (i)  The  Company or any of its Consolidated  or
     Designated Subsidiaries shall fail to pay any principal of or premium or interest on any Debt (other than Debt owed to the Company or its Subsidiaries or Affiliates) that is outstanding in a principal amount of at least $25,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Company or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt, or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; provided, however, that, for purposes of this Section 6.0l(e), in the case of (x) Debt of any Person (other than the Company or one of its Consolidated Subsidiaries) which the Company has guaranteed and (y) Debt of Persons (other than the Company or one of its Consolidated Subsidiaries) the payment of which is secured by a Lien on property of the Company or such Subsidiary, such Debt shall be deemed to have not been paid when due or to have been declared to be due and payable only when the Company or such Subsidiary, as the case may be, shall have failed to pay when due any amount which it shall be obligated to pay with respect to such Debt; provided further, however, that any event or occurrence described in this subsection (e) shall not be an Event of Default if (A) such event or occurrence relates to the Debt of any Subsidiary of the Company located in China, India, the Commonwealth of Independent States or Turkey (collectively, the "Exempt Countries"), (B) such Debt is not guaranteed or supported in any legally enforceable manner by any Borrower or by any Subsidiary or Affiliate of the Company located outside the Exempt Countries, (C) such event or occurrence is due to the direct or indirect action of any government entity or agency in any Exempt Country and (D) as of the last day of the calendar quarter immediately preceding such event or occurrence, the book value of the assets of such Subsidiary does not exceed $80,000,000 and the aggregate book value of the assets of all Subsidiaries of the Company located in Exempt Countries the Debt of which would cause an Event of Default to occur but for the effect of this proviso does not exceed $300,000,000; or

            (f) The Company or any of its Designated or Consolidated Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any such Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any such Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); provided, however, that any event or occurrence described in this subsection (f) shall not be an Event of Default if (A) such event or occurrence relates to any Subsidiary of the Company located in an Exempt Country,
     (B) the Debt of such Subsidiary is not guaranteed or supported in any legally enforceable manner by any Borrower or by any Subsidiary or Affiliate of the Company located outside the Exempt Countries, (C) such event or occurrence is due to the direct or indirect action of any government entity or agency in any Exempt Country and (D) as of the last day of the calendar quarter immediately preceding such event or occurrence, the book value of the assets of such Subsidiary does not exceed $80 million and the aggregate book value of the assets of all Subsidiaries of the Company located in Exempt Countries with respect to which the happening of the events or occurrences described in this subsection (f) would cause an Event of Default to occur but for the effect of this proviso does not exceed $300,000,000; or

           (g) Any judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Company or any of its Subsidiaries and enforcement proceedings shall have been commenced by any creditor upon such judgment or order and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this
     Section 6.01(g) if (A) such judgment or order is rendered against any Subsidiary of the Company located in an Exempt Country, (B) the Debt of such Subsidiary is not guaranteed or supported in any legally enforceable manner by any Borrower or by any Subsidiary or Affiliate of the Company located outside the Exempt Countries, (C) such judgment or order is due to the direct or indirect action of any government entity or agency in any Exempt Country and (D) as of the last day of the calendar quarter immediately preceding the tenth consecutive day of the stay period referred to above, the book value of the assets of such Subsidiary does not exceed $80,000,000 and the aggregate book value of the assets of all Subsidiaries of the Company located in Exempt Countries the judgments and orders against which would cause an Event of Default to occur but for the effect of this proviso does not exceed $300,000,000; or

           (h) Any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and enforcement proceedings shall have been commenced by any Person upon such judgment or order and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

           (i) Any license, consent, authorization or approval (including exchange control approvals) now or hereafter necessary to enable the Company or any Designated Subsidiary to comply with its obligations herein or under the Notes of such Borrower shall be modified, revoked, withdrawn, withheld or suspended; or

           (j) (i) Any ERISA Event shall have occurred with respect to a Plan of any Borrower or any of its ERISA Affiliates and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans of the Borrowers and their ERISA Affiliates with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Borrowers and their ERISA Affiliates related to such ERISA Event) exceeds $25,000,000; or (ii) any Borrower or any of its ERISA Affiliates shall be in default, as defined in Section 4219(c)(5) of ERISA, with respect to any payment of Withdrawal Liability and the sum of the outstanding balance of such Withdrawal Liability and the outstanding balance of any other Withdrawal Liability that any Borrower or any of its ERISA Affiliates has incurred exceeds 6% of Net Tangible Assets of the Company and its Consolidated Subsidiaries; or (iii) any Borrower or any of its ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan of such Borrower or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Borrowers and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $25,000,000; or

          (k)  Any "Event of Default" (as defined in the Facility
     A Credit Agreement) shall have occurred and be continuing under the Facility A Credit Agreement,

then,  and  (i) in any such event (except as provided  in  clause
(ii) below), the Agent (A) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and
(B) shall at the request, or may with the consent, of the Majority Lenders, by notice to the Company, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and (ii) in the case of the occurrence of any Event of Default described in clause (i) or (ii) of Section 6.01(a), the Agent shall, at the request, or may with the consent, of the Lenders which have made or assumed under this Agreement at least 66-2/3% of the aggregate principal amount (based in respect of Competitive Bid Advances denominated in Foreign Currencies on the Equivalent in Dollars on the date of such request) of Competitive Bid Advances then outstanding and to whom such Advances are owed, by notice to the Company, declare the full unpaid principal of and accrued interest on all Competitive Bid Advances hereunder and all other obligations of the Borrowers hereunder to be immediately due and payable, whereupon such Advances and such obligations shall be immediately due and payable, without presentment, demand, protest or other further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the United States Bankruptcy Code of 1978, as amended, (x) the obligation of each Lender to make Advances shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

                          ARTICLE VII

                           GUARANTEE

           SECTION 7.01. Unconditional Guarantee. For valuable consideration, receipt whereof is hereby acknowledged, and to induce each Lender to make Advances to the Designated Subsidiaries and to induce the Agent to act hereunder, the Company hereby unconditionally and irrevocably guarantees to each Lender and the Agent that:

           (a) the principal of and interest on each Advance to each Designated Subsidiary shall be promptly paid in full when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms hereof, and, in case of any extension of time of payment, in whole or in part, of such Advance, that all such sums shall be promptly paid when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of such extension; and

           (b) all other amounts payable hereunder by any Designated Subsidiary to any Lender or the Agent shall be promptly paid in full when due in accordance with the terms hereof (the obligations of the Designated Subsidiaries under these subsections (a) and (b) of this Section 7.01 being the "Obligations").

In addition, the Company hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Advance to any Designated Subsidiary or such other amounts payable by any Designated Subsidiary to any Lender or the Agent, the Company will forthwith pay the same, without further notice or demand.

            SECTION  7.02.   Guarantee  Absolute.   The   Company
guarantees that the Obligations will be paid strictly in accordance with the terms of this Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or the Agent with respect thereto. The liability of the Company under this guarantee shall be absolute and unconditional irrespective of:

           (a) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement (including, without limitation, any extension of the Termination Date pursuant to Section 2.16 and any Commitment Increase pursuant to
     Section 2.05(e));

           (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

           (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company, any Borrower or a guarantor.

This guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any of the Lenders or the Agent upon the insolvency, bankruptcy or reorganization of the Company or any Borrower or otherwise, all as though such payment had not been made.

           SECTION 7.03. Waivers. The Company hereby expressly waives diligence, presentment, demand for payment, protest, any requirement that any right or power be exhausted or any action be taken against any Designated Subsidiary or against any other guarantor of all or any portion of the Advances, and all other notices and demands whatsoever.

           SECTION 7.04. Remedies. Each of the Lenders and the Agent may pursue its respective rights and remedies under this
Article VII and shall be entitled to payment hereunder notwithstanding any other guarantee of all or any part of the Advances to the Designated Subsidiaries, and notwithstanding any action taken by any such Lender or the Agent to enforce any of its rights or remedies under such other guarantee, or any payment received thereunder. The Company hereby irrevocably waives any claim or other right that it may now or hereafter acquire against any Designated Subsidiary that arises from the existence, payment, performance or enforcement of the Company's obligations under this Article VII, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or the Lenders against any Designated Subsidiary, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Designated Subsidiary, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Company in violation of the preceding sentence at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Lenders and the Agent and shall forthwith be paid to the Agent for its own account and the accounts of the respective Lenders to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Obligations or other amounts payable under this Agreement thereafter arising. The Company acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this section is knowingly made in contemplation of such benefits.

           SECTION 7.05. No Stay. The Company agrees that, as between (a) the Company and (b) the Lenders and the Agent, the Obligations of any Designated Subsidiary guaranteed by the Company hereunder may be declared to be forthwith due and payable as provided in Article VI hereof for purposes of this Article VII by declaration to the Company as guarantor notwithstanding any stay, injunction or other prohibition preventing such declaration as against such Designated Subsidiary and that, in the event of such declaration to the Company as guarantor, such Obligations (whether or not due and payable by such Designated Subsidiary), shall forthwith become due and payable by the Company for purposes of this Article VII.

            SECTION 7.06. Survival. This guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full (after the Termination Date) of the Obligations and all other amounts payable under this guaranty,
(b) be binding upon the Company, its successors and assigns, (c) inure to the benefit of and be enforceable by each Lender (including each Assuming Lender and each assignee Lender pursuant to Section 9.07) and the Agent and their respective successors, transferees and assigns and (d) shall be reinstated if at any time any payment to a Lender or the Agent hereunder is required to be restored by such Lender or the Agent. Without limiting the generality of the foregoing clause (c), each Lender may assign or otherwise transfer its interest in any Advance to any other person or entity, and such other person or entity shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise.


                          ARTICLE VIII

                           THE AGENT

           SECTION 8.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement.

           SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(a) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 9.07; (b) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (f) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

           SECTION 8.03. Citibank and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Citibank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Company, any of its
Subsidiaries and any Person who may do business with or own securities of the Company or any such Subsidiary, all as if Citibank were not the Agent and without any duty to account therefor to the Lenders.

           SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

           SECTION 8.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by a Borrower), ratably according to the respective principal amounts of the Revolving Credit Notes then held by each of them (or if no
Revolving Credit Notes are at the time outstanding or if any Revolving Credit Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their
Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by a Borrower.

           SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. The Company may at any time, by notice to the Agent, propose a successor Agent (which shall meet the criteria described below) specified in such notice and request that the Lenders be notified thereof by the Agent with a view to their removal of the Agent and their appointment of such successor Agent; the Agent agrees to forward any such notice to the Lenders promptly upon its receipt by the Agent. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                           ARTICLE IX

                         MISCELLANEOUS

          SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Revolving Credit Notes, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) increase the Commitments of the Lenders other than as provided for in
Section 2.05(e) or subject the Lenders to any additional obligations, (b) reduce the principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder, (c) postpone any date fixed for any payment of principal of, or interest on, the Revolving Credit Notes or any fees or other amounts payable hereunder (other than as permitted by Section 2.16 to the extent any Lender consents thereunder),
(d) release the Company from any of its obligations under Article VII or (e) require the duration of an Interest Period to be nine or twelve months if such period is not available to all Lenders; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

           SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed (return receipt requested), telecopied, telegraphed, telexed or delivered, if to the Company or to any Designated
Subsidiary, at the Company's address at 101 Columbia Road, Morristown, New Jersey 07962-1219, Attention: Assistant Treasurer; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assumption Agreement or the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Bank Loan Syndication, with a copy to One Court Square, Seventh Floor, Zone 1, Long Island City, New York 11120, Attention: Bank Loan Syndication; or, as to any Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

           SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

           SECTION 9.04. Costs and Expenses. (a) The Company agrees to pay on demand all costs and expenses of the Agent in connection with the administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (i) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant, and audit expenses and (ii) the reasonable fees and expenses of counsel for the Agent with respect thereto. The Company further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 9.04(a).

           (b) Each Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors
(each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances whether or not such investigation, litigation or proceeding is brought by the
Company, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent any such claim, damage, loss, liability or expense has resulted from such Indemnified Party's gross negligence or willful misconduct.

           (c) If any payment of principal of, or Conversion of, any Eurocurrency Rate Advance or LIBO Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.03(d), 2.05(b), 2.09(a) or (b), 2.11 or 2.16, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

           (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and
9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes and the termination in whole of any Commitment hereunder.

            SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and
(b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement and the Note of such Borrower held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the relevant Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

           SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Sections 2.01 and 2.03, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Company and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent and each Lender and their respective successors and assigns, except that no Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

           SECTION 9.07. Assignments and Participations. (a) Each Lender may at any time, with notice to the Company prior to making any proposal to any potential assignee and with the consent of the Company, which consent shall not be unreasonably withheld (and shall at any time, if requested to do so by the Company pursuant to Section 2.05(b), 2.10 or 2.13) assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Revolving Credit Advances owing to it and the Revolving Credit Note or Notes held by it); provided, however, that (i) the Company's consent shall not be required (A) in the case of an assignment to an Affiliate of such Lender, provided that notice thereof shall have been given to the Company and the Agent, or (B) in the case of an assignment of the type described in subsection (g) below; (ii) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement (other than any right to make Competitive Bid Advances, Competitive Bid Advances owing to it and Competitive Bid Notes); (iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof; (iv) each such assignment shall be to an Eligible Assignee; and (v) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000 and, if the assigning Lender is not retaining a Commitment hereunder, any
Revolving Credit Note subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance,
(x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, provided, however, that such assigning Lender's rights under Sections 2.10, 2.13 and 9.04, and its obligations under Section 8.05, shall survive such assignment as to matters occurring prior to the effective date of such assignment).

           (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by such Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

           (c) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Revolving Credit Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company and to each other Borrower. Within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Agent a new Revolving Credit Note to the order of such Eligible Assignee. Each such new Revolving Credit Note or Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 hereto.

           (d) The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the
Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, each other Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company, any other Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Each Lender may sell participations to one or more banks or other entities (other than the Company or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Company and the other Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Company, any other Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by any Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation and (vi) within 30 days of the effective date of such participation, such Lender shall provide notice of such participation to the Company.

           (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company or any Borrower furnished to such Lender by or on behalf of such Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to such Borrower received by it from such Lender.

           (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

             SECTION 9.08. Designated Subsidiaries. (a) Designation. The Company may at any time, and from time to time, by delivery to the Agent of a Designation Letter duly executed by the Company and the respective Subsidiary and substantially in the form of Exhibit E hereto, designate such Subsidiary as a "Designated Subsidiary" for purposes of this Agreement and such Subsidiary shall thereupon become a "Designated Subsidiary" for purposes of this Agreement and, as such, shall have all of the rights and obligations of a Borrower hereunder. The Agent shall promptly notify each Lender of each such designation by the Company and the identity of the respective Subsidiary.

           (b) Termination. Upon the payment and performance in full of all of the indebtedness, liabilities and obligations under this Agreement and the Notes of any Designated Subsidiary then, so long as at the time no Notice of Revolving Credit Borrowing or Notice of Competitive Bid Borrowing in respect of such Designated Subsidiary is outstanding, such Subsidiary's status as a "Designated Subsidiary" shall terminate upon notice to such effect from the Agent to the Lenders (which notice the Agent shall give promptly upon its receipt of a request therefor from the Company). Thereafter, the Lenders shall be under no further obligation to make any Advance hereunder to such Designated Subsidiary.

           SECTION 9.09. Confidentiality. Each of the Lenders and the Agent hereby agrees that it will use reasonable efforts (e.g., procedures substantially comparable to those applied by such Lender or the Agent in respect of non-public information as to the business of such Lender or the Agent) to keep confidential any financial reports and other information from time to time supplied to it by the Company hereunder to the extent that such information is not and does not become publicly available and which the Company indicates at the time is to be treated confidentially, provided, however, that nothing herein shall affect the disclosure of any such information (i) by the Agent to any Lender, (ii) to the extent required by law (including statute, rule, regulation or judicial process), (iii) to counsel for any Lender or the Agent or to their respective independent public accountants, (iv) to bank examiners and auditors and appropriate government examining authorities, (v) to the Agent or any other Lender, (vi) in connection with any litigation to which any Lender or the Agent is a party, (vii) to actual or
prospective   assignees  and  participants  as  contemplated   by
Section 9.07(f) or (viii) to any Affiliate of the Agent or any Lender or to such Affiliate's officers, directors, employees, agents and advisors, provided that, prior to any such disclosure, such Affiliate or such Affiliate's officers, directors, employees, agents or advisors, as the case may be, shall agree to preserve the confidentiality of any confidential information relating to the Company received by it; a determination by a Lender or the Agent as to the application of the circumstances described in the foregoing clauses (i)-(viii) being conclusive if made in good faith; and each of the Lenders and the Agent agrees that it will follow procedures which are intended to put any transferee of such confidential information on notice that such information is confidential.

           SECTION 9.10. Mitigation of Yield Protection. Each Lender hereby agrees that, commencing as promptly as practicable after it becomes aware of the occurrence of any event giving rise to the operation of Section 2.10(a), 2.11 or 2.13 with respect to such Lender, such Lender will give notice thereof through the Agent to the respective Borrower. A Borrower may at any time, by notice through the Agent to any Lender, request that such Lender change its Applicable Lending Office as to any Advance or Type of Advance or that it specify a new Applicable Lending Office with respect to its Commitment and any Advance held by it or that it rebook any such Advance with a view to avoiding or mitigating the consequences of an occurrence such as described in the preceding sentence, and such Lender will use reasonable efforts to comply with such request unless, in the opinion of such Lender, such change or specification or rebooking is inadvisable or might have an adverse effect, economic or otherwise, upon it, including its reputation. In addition, each Lender agrees that, except for changes or specifications or rebookings required by law or effected pursuant to the preceding sentence, if the result of any change or change of specification of Applicable Lending Office or rebooking would, but for this sentence, be to impose additional costs or requirements upon the respective Borrower pursuant to
Section 2.10(a), Section 2.11 or Section 2.13 (which would not be imposed absent such change or change of specification or rebooking) by reason of legal or regulatory requirements in effect at the time thereof and of which such Lender is aware at such time, then such costs or requirements shall not be imposed upon such Borrower but shall be borne by such Lender. All expenses incurred by any Bank in changing an Applicable Lending Office or specifying another Applicable Lending Office of such Lender or rebooking any Advance in response to a request from a Borrower shall be paid by such Borrower. Nothing in this Section
9.10 (including, without limitation, any failure by a Lender to give any notice contemplated in the first sentence hereof) shall limit, reduce or postpone any obligations of the respective Borrower under Section 2.10(a), Section 2.11 or Section 2.13, including any obligations payable in respect of any period prior to the date of any change or specification of a new Applicable Lending Office or any rebooking of any Advance.

           SECTION 9.11.  Governing Law.  This Agreement and  the
Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 9.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

           SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Designated Subsidiary hereby agrees that service of process in any such action or proceeding brought in the any such New York State court or in such federal court may be made upon CT Corporation System at its offices at 1633 Broadway, New York, New York 10019 (the "Process Agent") and each Designated Subsidiary hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 9.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to serve legal process in any other manner permitted by law or to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction. To the extent that each Designated Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each Designated Subsidiary hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

           (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           SECTION 9.14. Waiver of Jury Trial. Each Borrower, the Agent and each Lender hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          SECTION 9.15. Final Agreement. This written agreement represents the full and final agreement between the parties with respect to the matters addressed herein and supercedes all prior communications, written or oral, with respect thereto. There are no unwritten agreements between the parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   ALLIEDSIGNAL INC.


                                   By:  /s/ Richard F. Wallman
                                      -------------------------
                                      Name:  Richard F. Wallman
                                      Title: Senior Vice President and
                                             Chief Financial Officer


                                   CITIBANK, N.A.,
                                      as Agent


                                   By:  /s/ Robert D. Wetrus
                                      -----------------------
                                      Name:  Robert D. Wetrus
                                      Title: Vice President


                                   ABN AMRO BANK N.V.,
                                     NEW YORK BRANCH,
                                     as Co-Agent


                                   By:  /s/ John W. Deegan
                                      -----------------------
                                      Name:  John W. Deegan
                                      Title: Vice President

                                   By:  /s/ David W. Stack
                                      -----------------------
                                      Name:  David W. Stack
                                      Title: Assistant Vice President


                                   MORGAN GUARANTY TRUST
                                     COMPANY OF NEW YORK,
                                     as Co-Agent


                                   By:  /s/ Penelope J.B. Cox
                                      ------------------------
                                      Name:  Penelope J.B. Cox
                                      Title: Vice President

COMMITMENT:                        THE LENDERS:


$23,000,000                        ABN AMRO BANK N.V.,
                                     NEW YORK BRANCH


                                   By:  /s/ John W. Deegan
                                      ---------------------
                                      Name:  John W. Deegan
                                      Title: Vice President

                                   By: /s/ David W. Stack
                                      ---------------------
                                      Name:  David W. Stack
                                      Title: Assistant Vice President


$17,000,000                        BANK OF AMERICA
                                     NATIONAL TRUST AND
                                     SAVINGS ASSOCIATION


                                   By:  /s/ R.L. Wennekamp
                                      -----------------------
                                      Name:  R.L. Wennekamp
                                      Title: Senior Vice President


$17,000,000                        BANK OF MONTREAL


                                   By:  /s/ Thruston W. Pettus
                                      ---------------------------
                                      Name:  Thruston W. Pettus
                                      Title: Director


$17,000,000                        BANQUE NATIONALE DE PARIS,
                                    NEW YORK


                                   By:  /s/ Robert S. Taylor, Jr.
                                      -----------------------------
                                      Name:  Robert S. Taylor, Jr.
                                      Title: Senior Vice President

                                   By:  /s/ Richard L. Sted
                                      -----------------------------
                                      Name:  Richard L. Sted
                                      Title: Senior Vice President


COMMITMENT:                        THE LENDERS:


$17,000,000                        CIBC INC.


                                   By:  /s/ Christopher P. Kleczkowski
                                      ----------------------------------
                                      Name:  Christopher P. Kleczkowski
                                      Title: Vice President


$17,000,000                        CHEMICAL BANK


                                   By:  /s/ James B. Treger
                                      -------------------------
                                      Name:  James B. Treger
                                      Title: Vice President


$23,000,000                        CITIBANK, N.A.


                                   By:  /s/ Mary W. Corkran
                                      -------------------------
                                      Name:  Mary W. Corkran
                                      Title: Vice President


$17,000,000                        DEUTSCHE BANK AG
                                    NEW YORK AND/OR
                                    CAYMAN ISLANDS BRANCHES


                                   By:  /s/ Colin T. Taylor
                                      ------------------------
                                      Name:  Colin T. Taylor
                                      Title: Director


                                   By:  /s/ Iain Stewart
                                      ------------------------
                                      Name:  Iain Stewart
                                      Title: Assistant Vice President

COMMITMENT:                        THE LENDERS:


$17,000,000                        MELLON BANK, N.A.


                                   By:  /s/ Caroline R. Walsh
                                      --------------------------
                                      Name:  Caroline R. Walsh
                                      Title: Assistant Vice President


$17,000,000                        MIDLAND BANK PLC,
                                     NEW YORK BRANCH


                                   By:  /s/ Rochelle Forster
                                      -------------------------
                                      Name:  Rochelle Forster
                                      Title: Authorized Signatory


$23,000,000                        MORGAN GUARANTY TRUST
                                      COMPANY OF NEW YORK


                                   By:  /s/ Penelope J.B. Cox
                                      ---------------------------
                                      Name:  Penelope J.B. Cox
                                      Title: Vice President


$17,000,000                           NATIONAL  WESTMINSTER  BANK
                                      PLC
(joint commitment)                   (NEW YORK BRANCH)


                                   By:  /s/ Jordan R. Fragiacomo
                                      -----------------------------
                                      Name:  Jordan R. Fragiacomo
                                      Title: Vice President


                                   NATIONAL WESTMINSTER BANK PLC
                                     (NASSAU BRANCH)


                                   By:  /s/ Jordan R. Fragiacomo
                                      -----------------------------
                                      Name:  Jordan R. Fragiacomo
                                      Title: Vice President


COMMITMENT:                        THE LENDERS:


$17,000,000                        NATIONSBANK, N.A. (CAROLINAS)


                                   By:  /s/ Scott A. Jackson
                                      --------------------------
                                      Name:  Scott A. Jackson
                                      Title: Vice President


$17,000,000                        ROYAL BANK OF CANADA


                                   By:  /s/ Michael Korine
                                      ---------------------------
                                      Name:  Michael Korine
                                      Title: Senior Manager


$17,000,000                        THE BANK OF NEW YORK


                                   By:  /s/ Russell S. Gorman
                                      ---------------------------
                                      Name:  Russell S. Gorman
                                      Title: Vice President


$17,000,000                        THE BANK OF TOKYO TRUST
                                    COMPANY


                                   By:  /s/ Paul P. Malecki
                                      --------------------------
                                      Name:  Paul P. Malecki
                                      Title: Vice President


$17,000,000                        THE CHASE MANHATTAN BANK, N.A.


                                   By:  /s/ Robert Dunbar
                                      -------------------------
                                      Name:  Robert Dunbar
                                      Title: Vice President

COMMITMENT:                        THE LENDERS:

$17,000,000                        THE FIRST NATIONAL BANK
                                    OF CHICAGO


                                   By:  /s/ Judith L. Mayberry
                                      ---------------------------
                                      Name:  Judith L. Mayberry
                                      Title: Vice President


$17,000,000                        THE INDUSTRIAL BANK OF JAPAN
                                    TRUST COMPANY


                                   By:  /s/ John V. Veltri
                                      -------------------------
                                      Name:  John V. Veltri
                                      Title: Senior Vice President


$17,000,000                        THE TORONTO-DOMINION BANK


                                   By:  /s/ Lisa Allison
                                      -------------------------
                                      Name:  Lisa Allison
                                      Title: Manager Credit Administration


$17,000,000                        UNION BANK OF SWITZERLAND,
                                    NEW YORK BRANCH


                                   By:  /s/ James P. Kelleher
                                      -------------------------
                                      Name:  James P. Kelleher
                                      Title: Assistant Vice President



                                   By:  /s/ Daniel H. Perron
                                      -------------------------
                                      Name:  Daniel H. Perron
                                      Title: Vice President



$375,000,000               TOTAL OF COMMITMENTS
                                SCHEDULE I

                        APPLICABLE LENDING OFFICES



                                                  Eurocurrency
Name of Initial Lender  Domestic Lending          Lending Office

ABN AMRO BANK, N.V.,    ABN AMRO Bank N.V.        ABN AMRO Bank N.V.
  NEW YORK BRANCH       500 Park Avenue           500 Park Avenue
                        New York, NY  10022       New York, NY  10022
                        Attn:  Melissa Jeter      Attn:  Melissa Jeter
                        Phone:  (212) 446-4224    Phone:  (212) 446-4224
                        Fax:  (212) 832-7468      Fax:  (212) 832-7468

BANK OF AMERICA        Bank of America National   Bank of America National
  NATIONAL TRUST AND   Trust and Savings          Trust and Savings
  SAVINGS ASSOCIATION  Association                Association
                       1850 Gateway Boulevard     1850 Gateway Boulevard
                       Concord, CA  94520         Concord, CA  94520
                       Attn:  Liz Taylor          Attn:  Liz Taylor
                       Phone:  (510) 675-8243     Phone:  (510) 675-8243
                       Fax:  (510) 675-7531       Fax:  (212) 675-7531

BANK OF MONTREAL       Bank of Montreal           Bank of Montreal
                       430 Park Avenue            430 Park Avenue
                       New York, NY  10022        New York, NY  10022
                       Attn:  Maggie Gaglin       Attn:  Maggie Gaglin
                       Phone:  (212) 605-1436     Phone:  (212) 605-1436
                       Fax:  (212) 605-1525       Fax:  (212) 605-1525

BANQUE NATIONALE DE    Banque Nationale de Paris, Banque Nationale de Paris,
  PARIS, NEW YORK      New York Branch            New York Branch
                       499 Park Avenue            499 Park Avenue
                       New York, NY  10022        New York, NY  10022
                       Attn:  Robert S. Taylor    Attn:  Robert S. Taylor
                       Phone:  (212) 415-9713     Phone:  (212) 415-9713
                       Fax:  (212) 415-9606       Fax:  (212) 415-9606

CANADIAN IMPERIAL      Canadian Imperial Bank     Canadian Imperial Bank
  BANK OF COMMERCE     of Commerce                of Commerce
                       425 Lexington Avenue       425 Lexington Avenue
                       New York, NY  10017        New York, NY  10017
                       Attn:  Dean Criares        Attn:  Dean Criares
                       Phone:  (212) 856-3780     Phone:  (212) 856-3780
                       Fax:  (212) 856-3991       Fax:  (212) 856-3991

CHEMICAL BANK          Chemical Bank              Chemical Bank
                       Transportation Group       Transportation Group
                       270 Park Avenue,           270 Park Avenue,
                       5th Floor                  5th Floor
                       New York, NY  10017        New York, NY  10017
                       Attn:  James Treger        Attn:  James Treger
                       Phone:  (212) 270-2567     Phone:  (212) 270-2567
                       Fax:  (212) 270-7138       Fax:  (212) 270-7138

CITIBANK, N.A.         Citibank, N.A.             Citibank, N.A.
                       399 Park Avenue            399 Park Avenue
                       New York, NY  10043        New York, NY  10043
                       Attn: Michael Mandracchia  Attn: Michael Mandracchia
                       Phone:  (212) 559-3245     Phone:  (212) 559-3245
                       Fax:  (212) 826-2371       Fax:  (212) 826-2371

DEUTSCHE BANK AG       Deutsche Bank AG           Deutsche Bank AG
   NEW YORK AND/OR     New York Branch            Cayman Islands Branch
   CAYMAN ISLANDS      31 West 52nd Street        31 West 52nd Street
   BRANCHES            New York, NY  10019        New York, NY  10019
                       Attn:  Colin T. Taylor     Attn:  Colin T. Taylor
                       Phone:  (212) 474-7904     Phone:  (212) 474-7904
                       Fax:  (212) 474-8212       Fax:  (212) 474-8212

MELLON BANK, N.A.      Mellon Bank, N.A.          Mellon Bank, N.A.
                       3 Mellon Bank Center       3 Mellon Bank Center
                       #153-2302                  #153-2302
                       Pittsburgh, PA  15259      Pittsburgh, PA  15259
                       Attn:  Jacqueline Lucas    Attn:  Jacqueline Lucas
                       Phone:  (412) 234-8285     Phone:  (412) 234-8285
                       Fax:  (412) 236-2027       Fax:  (412) 236-2027

MIDLAND BANK PLC,      Midland Bank PLC,          Midland Bank PLC,
  NEW YORK BRANCH        New York Branch            New York Branch
                       140 Broadway               140 Broadway
                       New York, NY  10005-1196   New York, NY  10005-1196
                       Attn:  Maria Pina          Attn:  Maria Pina
                       Phone:  (212) 658-2777     Phone:  (212) 658-2777
                       Fax:  (212) 658-1184       Fax:  (212) 658-1184

MORGAN GUARANTY        Morgan Guaranty Trust      Morgan Guaranty Trust
   TRUST COMPANY OF      Company of New York        Company of New York
   NEW YORK            60 Wall Street             60 Wall Street
                       New York, NY  10260-0060   New York, NY  10260-0060
                       Attn:Credit Administration Attn:Credit Administration
                       Phone:  (212) 648-6974     Phone:  (212) 648-6974
                       Fax:  (212) 648-5021       Fax:  (212) 648-5021

NATIONAL WESTMINSTER   National Westminster       National Westminster
  BANK PLC (NEW YORK   Bank Plc (New York Branch) Bank Plc (Nassau Branch)
  BRANCH)              175 Water Street,          175 Water Street,
                       19th Floor                 19th Floor
NATIONALWESTMINSTER    New York, NY  10038        New York, NY  10038
  BANK PLC (NASSAU     Attn:  Jordan Fragiacomo   Attn:  Jordan Fragiacomo
  BRANCH)              Phone:  (212) 602-4231     Phone:  (212) 602-4231
                       Fax:  (212) 602-4500       Fax:  (212) 602-4500

NATIONSBANK, N.A.      NationsBank, N.A.          NationsBank, N.A.
  (CAROLINAS)            (Carolinas)                (Carolinas)
                       101 North Tryon Street     101 North Tryon Street
                       15th Floor                 15th Floor
                       Charlotte, NC  28255       Charlotte, NC  28255
                       Attn:  Carole Greene       Attn:  Carol Greene
                       Phone:  (704) 386-8389     Phone:  (704) 386-8389
                       Fax:  (704) 386-8694       Fax:  (704) 386-8694

ROYAL BANK OF CANADA   Royal Bank of Canada       Royal Bank of Canada
                       1 Financial Square         1 Financial Square
                       New York, NY  10005-3531   New York, NY  10005-3531
                       Attn:  Jewel Haines        Attn:  Jewel Haines
                       Phone:  (212) 428-6321     Phone:  (212) 428-6321
                       Fax:  (212) 809-2372       Fax:  (212) 809-2372

THE BANK OF NEW YORK   The Bank of New York       The Bank of New York
                       1 Wall Street - 22nd Floor 1 Wall Street - 22nd Floor
                       New York, NY  10286        New York, NY  10286
                       Attn:  Terry Blackburn     Attn:  Terry Blackburn
                       Phone:  (212) 635-6787     Phone:  (212) 635-6787
                       Fax:  (212) 635-6397       Fax:  (212) 635-6397

THE BANK OF TOKYO      The Bank of Tokyo          The Bank of Tokyo
  TRUST COMPANY          Trust Company              Trust Company
                       1251 Avenue of the Americas 1251 Avenue of the Americas
                       12th Floor                 12th Floor
                       New York, NY  10116-3138   New York, NY  10116-3138
                       Attn:  National Banking    Attn:  National Banking
                              Department                 Department
                       Phone:  (212) 782-4300     Phone:  (212) 782-4300
                       Fax:  (212) 782-6445       Fax:  (212) 782-6445

THE CHASE MANHATTAN    The Chase Manhattan        The Chase Manhattan
  BANK, N.A.             Bank, N.A.                 Bank, N.A.
                       1 Chase Manhattan Plaza    1 Chase Manhattan Plaza
                       5th Floor                  5th Floor
                       New York, NY   10081       New York, NY   10081
                       Attn:  Edward McNulty      Attn:  Edward McNulty
                       Phone:  (212) 552-5070     Phone:  (212) 552-5070
                       Fax:  (212) 552-1457       Fax:  (212) 552-1457

THE FIRST NATIONAL BANK  The First National Bank  The First National Bank
  OF CHICAGO             of Chicago               of Chicago
                       One First National Plaza   One First National Plaza
                       Chicago, IL  60670         Chicago, IL  60670
                       Attn:  Ben Oliva           Attn:  Ben Oliva
                       Phone:  (312) 732-5987     Phone:  (312) 732-5987
                       Fax:  (312) 732-4840       Fax:  (312) 732-4840

THE INDUSTRIAL BANK    The Industrial Bank of     The Industrial Bank of
  OF JAPAN TRUST         Japan Trust Company        Japan Trust Company
  COMPANY              245 Park Avenue            245 Park Avenue
                       New York, NY  10167-0037   New York, NY  10167-0037
                       Attn:  Mark O'Connor       Attn:  Mark O'Connor
                       Phone:  (212) 309-6621     Phone:  (212) 309-6621
                       Fax:  (212) 856-9450       Fax:  (212) 856-9450
                             (212) 692-9075             (212) 692-9075

THE TORONTO-DOMINION   The Toronto-Dominion Bank  The Toronto-Dominion Bank
  BANK                 909 Fannin-Suite 1700      909 Fannin-Suite 1700
                       Houston, TX  77010         Houston, TX  77010
                       Attn:  Lisa Allison        Attn:  Lisa Allison
                       Phone:  (713) 653-8244     Phone:  (713) 653-8244
                       Fax:  (713) 951-9921       Fax:  (713) 951-9921

UNION BANK OF          Union Bank of Switzerland, Union Bank of Switzerland,
  SWITZERLAND,            New York Branch            New York Branch
  NEW YORK BRANCH      299 Park Avenue            299 Park Avenue
                       New York, NY  10171        New York, NY  10171
                       Attn:  Peter B. Yearley    Attn:  Peter B. Yearley
                       Phone:  (212) 821-3339     Phone:  (212) 821-3339
                       Fax:  (212) 821-3259       Fax:  (212) 821-3259


                             SCHEDULE 3.01(b)

                           DISCLOSED LITIGATION


                                   None


                      EXHIBIT A-1 - FORM OF
                        REVOLVING CREDIT
                         PROMISSORY NOTE



                              Dated:  _______________, 199_


               FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a _________________________ corporation (the
     "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its Applicable Lending Office on the Termination Date (each as defined in the Five-Year
     Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances made by the Lender to the Borrower pursuant to the Five-Year Credit Agreement dated as of June 30, 1995 among AlliedSignal Inc., the Lender and certain other lenders parties thereto, Citibank, N.A., as Agent, and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as Co-Agents, for the Lender and such other lenders (as amended or modified from time to time, the "Five-Year Credit Agreement"; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

                The Borrower promises to pay interest on the
     unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Five-Year Credit Agreement.

                Both  principal and interest in  respect  of
     each Revolving Credit Advance (i) in Dollars are payable in lawful money of the United States of America to Citibank, N.A., as Agent, at 399 Park Avenue, New York, New York, 10043, in same day funds and (ii) in any Major Currency are payable in such currency at the applicable Payment Office in same day funds. Each Revolving Credit Advance owing to the Lender by the Borrower pursuant to the Five-Year Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                This Promissory Note is one of the Revolving
     Credit Notes referred to in, and is entitled to the benefits of, the Five-Year Credit Agreement. The Five-Year Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned or the Equivalent thereof in one or more Major Currencies, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note, (ii) contains provisions for determining the Dollar Equivalent of Revolving Credit Advances denominated in Major Currencies and
     (iii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

            This promissory note shall be governed by, and construed in accordance with the laws of the State of New York.



                                   [NAME OF BORROWER]


                                   By
                                     Name:
                                     Title:


                    ADVANCES AND PAYMENTS OF PRINCIPAL

 Date    Type of     Amount of    Interest   Amount     Unpaid     Notation
         Advance     Advance in   Rate       of         Principal  Made By
                     Relevant                Principal  Balance
                     Currency                Paid or
                                             Prepaid






















                      EXHIBIT A-2 - FORM OF
                         COMPETITIVE BID
                         PROMISSORY NOTE



                                   Dated:  _______________, 199_




            FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], a _________________________ corporation (the
"Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Lender") for the account of its
Applicable Lending Office (as defined in the Five-Year Credit Agreement dated as of June 30, 1995 among AlliedSignal Inc., the Lender and certain other lenders parties thereto, Citibank, N.A., as Agent, and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as Co-Agents, for the Lender and such other lenders (as amended or modified from time to time, the "Five-Year Credit Agreement"; the terms defined therein being used herein as therein defined)), on _______________, the principal amount of [U.S.$_______________] [for a Competitive Bid Advance in a Foreign Currency, list currency and amount of such Advance].

           The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

           Interest Rate: [____% per annum (calculated on the basis of a year of _____ days for the actual number of days elapsed)].

          Interest Payment Date or Dates:  ______________

          Both principal and interest are payable in lawful money of ___________________ to Citibank, N.A., as Agent, for the account of the Lender at the office of _________________________, at _________________________ in same day funds.

           This  Promissory  Note is one of the  Competitive  Bid
Notes referred to in, and is entitled to the benefits of, the Five-Year Credit Agreement. The Five-Year Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

          The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

            This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                                   [NAME OF BORROWER]

                                   By
                                     Name:
                                     Title:



                 EXHIBIT B-1 - FORM OF NOTICE OF
                   REVOLVING CREDIT BORROWING

Citibank, N.A., as Agent
  for the Lenders parties
  to the Five-Year Credit Agreement
  referred to below
  399 Park Avenue
  New York, New York  10043                  [Date]

          Attention:  Bank Loan Syndication

Ladies and Gentlemen:

          The undersigned, [Name of Borrower], refers to the Five-Year Credit Agreement, dated as of June 30, 1995 (as amended or modified from time to time, the "Five-Year Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, Citibank, N.A., as Agent, and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as Co-Agents, for sai Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Five-Year Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Five-Year Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.02(a) of the Five-Year Credit Agreement:

           (i)  The Business Day of the Proposed Revolving Credit
     Borrowing is _______________.

           (ii)  The  Type  of Advances comprising  the  Proposed
     Revolving   Credit   Borrowing  is  [Base   Rate   Advances]
     [Eurocurrency Rate Advances].

            (iii)       The  aggregate  amount  of  the  Proposed
     Revolving  Credit  Borrowing is [$_______________]   [for  a
     Revolving  Credit  Borrowing  in  a  Major  Currency,   list
     currency and amount of Revolving Credit Borrowing].

            [(iv)      The  initial  Interest  Period  for   each
     Eurocurrency  Rate  Advance made as  part  of  the  Proposed
     Revolving Credit Borrowing is _____ month[s].]

           The undersigned hereby certifies that the conditions precedent to this Revolving Credit Borrowing set forth in
Section 3.03 of the Five-Year Credit Agreement have been satisfied and the applicable statements contained therein are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing.


                                   Very truly yours,

                                   [NAME OF BORROWER]


                                   By
                                     Name:
                                     Title:



                EXHIBIT B-2 - FORM OF NOTICE OF
                   COMPETITIVE BID BORROWING


Citibank, N.A., as Agent
  for the Lenders parties
  to the Five-Year Credit Agreement
  referred to below
  399 Park Avenue
  New York, New York  10043                  [Date]


Attention:  Bank Loan Syndication


Ladies and Gentlemen:

          The undersigned, [Name of Borrower], refers to the Five-Year Credit Agreement, dated as of June 30, 1995 (as amended or modified from time to time, the "Five-Year Credit Agreement", the terms defined therein being used herein as therein defined), among AlliedSignal Inc., certain Lenders parties thereto and Citibank, N.A., as Agent, and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as Co-Agents, for said Lenders, and hereby gives you notice, irrevocably, pursuant to
Section   2.03  of  the  Five-Year  Credit  Agreement  that   the
undersigned hereby requests a Competitive Bid Borrowing under the Five-Year Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be made:

     (A)    Date of Competitive Bid Borrowing  __________________

     (B)    Aggregate Amount of Competitive
            Bid Borrowing                      __________________

     (C)    [Maturity Date] [Interest Period]  __________________

     (D)    Interest Rate Basis                __________________

     (E)    Interest Payment Date(s)           __________________

     (F)    [Currency]                         __________________

     (G)    Borrower's Account Location        __________________

     (H)    ___________________                __________________

           The undersigned hereby certifies that the conditions precedent to this Competitive Bid Borrowing set forth in
Section 3.04 of the Five-Year Credit Agreement have been satisfied and the applicable statements contained therein are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing.

           The  undersigned  hereby confirms  that  the  Proposed
Competitive Bid Borrowing is to be made available to it in accordance with Section 2.03(a)(v) of the Five-Year Credit
Agreement.

                                   Very truly yours,

                                   [NAME OF BORROWER]


                                   By
                                      Name:
                                      Title:


                       EXHIBIT C - FORM OF
                    ASSIGNMENT AND ACCEPTANCE


                                         Dated: _____________


           Reference is made to the Five-Year Credit Agreement dated as of June 30, 1995 (as amended or modified from time to time, the "Five-Year Credit Agreement") among AlliedSignal Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Five-Year Credit Agreement), Citibank, N.A., as agent (the "Agent"), and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as Co-Agents, for the Lenders. Terms
defined in the Five-Year Credit Agreement are used herein with the same meaning.

           ____________  (the "Assignor") and  ____________  (the
"Assignee") agree as follows:

           1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Five-Year Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Five-Year Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances in each relevant currency owing to the Assignee will be as set forth on Schedule 1 hereto.

           2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Five-Year Credit Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Five-Year Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by such Borrower of any of its obligations under the Five-Year Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) [attaches the Revolving Credit Note held by the Assignor and] requests that the Agent obtain from the Borrower a new Revolving Credit Note payable to the order of the Assignee with respect to the aggregate principal amount of the Revolving Credit Advances assumed by such Assignee pursuant hereto, substantially in the form of Exhibit A-1 to the Five-Year Credit Agreement.

           3. The Assignee (i) confirms that it has received a copy of the Five-Year Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Five-Year Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Five-Year Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Five-Year Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under
Section 2.13 of the Five-Year Credit Agreement.

           4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

           5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Five-Year Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Five-Year Credit Agreement, provided, however, that the Assignor's rights under Sections 2.10, 2.13 and 9.04 of the Five-Year Credit Agreement, and its obligations under Section 8.05 of the Five-Year Credit Agreement, shall survive the assignment pursuant to this Assignment and Acceptance as to matters occurring prior to the Effective Date.

           6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Five-Year Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Five-Year Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

           7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

           8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

           IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.


                           Schedule 1
                               to
                   Assignment and Acceptance

                                           Dated:  ______________
Section 1.

     Percentage interest assigned:                    _____%

     Assignee's Commitment:                          $

Section 2.

(a)  Assigned Advances

     Aggregate outstanding principal amount of Revolving Credit
     Advances in Dollars assigned:
                                                         $______________

     Aggregate outstanding principal amount of Revolving Credit
     Advances in lawful money of the Republic of France assigned:

                                                         Francs_________

     Aggregate outstanding principal amount of Revolving Credit
     Advances in lawful currency of the United Kingdom of Great
     Britain and Northern Ireland assigned:
                                                         Pounds_________

     Aggregate outstanding principal amount of Revolving Credit
     Advances in lawful currency of the Federal Republic of Germany assigned:
                                                         Deutschemarks___

     Aggregate outstanding principal amount of Revolving Credit
     Advances in lawful currency of Japan assigned:
                                                         Yen_____________

(b)  Retained Advances

     Aggregate outstanding principal amount of Revolving Credit
     Advances in Dollars retained:
                                                         $_______________

     Aggregate outstanding principal amount of Revolving Credit
     Advances in lawful money of the Republic of France retained:

                                                         Francs__________

     Aggregate outstanding principal amount of Revolving Credit
     Advances in lawful currency of the United Kingdom of Great
     Britain and Northern Ireland retained:
                                                         Pounds__________

     Aggregate outstanding principal amount of Revolving Credit
     Advances in lawful currency of the Federal Republic of Germany retained:
                                                         Deutschemarks___

     Aggregate outstanding principal amount of Revolving Credit
     Advances in lawful currency of Japan retained:
                                                         Yen_____________

     Effective Date1:    _______________


                                   [NAME OF ASSIGNOR], as Assignor

                                   By
                                      Title:

                                   Dated:  _______________


                                   [NAME OF ASSIGNEE], as Assignee

                                   By
                                      Title:

                                   Dated:  _______________

                                   Domestic Lending Office:
                                     [Address]

                                   Eurocurrency Lending Office:
                                     [Address]



Consented to this __________ day
of _______________

[NAME OF BORROWER]

By                       ]
Name:
Title:

--------------------------
1 This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.





                       EXHIBIT D - FORM OF
                      ASSUMPTION AGREEMENT

                                                  Dated:________



AlliedSignal Inc.
P.O. Box 12l9R
101 Columbia Road
Morristown, New Jersey  07960

   Attention:  Treasurer

Citibank, N.A.,
   as Agent
399 Park Avenue
New York, New York  10043

   Attention:  Bank Loan Syndication


Ladies and Gentlemen:

           Reference is made to the Five-Year Credit Agreement dated as of June 30, 1995 among AlliedSignal Inc. (the "Company"), the Lenders parties thereto, Citibank, N.A. as Agent, and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as Co-Agents (the "Five-Year Credit Agreement"; terms defined therein being used herein as therein defined), for such Lenders.

           1[The undersigned (the "Assuming Lender") proposes to become an Assuming Lender pursuant to Section 2.05(e) of the Five-Year Credit Agreement and, in that connection, hereby agrees that it shall become a Lender for purposes of the Five-Year
Credit Agreement on [applicable Increase Date] and that its Commitment shall as of such date be $__________.

           The undersigned (i) confirms that it has received a copy of the Five-Year Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof, the most recent financial statements referred to in
Section 5.01(h) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Five-Year Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Five-Year Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Five-Year Credit Agreement are required to be performed by it as a Lender; (v) confirms that it is an Eligible Assignee; (vi) specifies as its Lending Office (and address for notices) the offices set forth beneath its name on the signature pages hereof; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States required under Section 2.13 of the Five-Year Credit Agreement.]

           2[The undersigned ("Assuming Lender") proposes to become an Assuming Lender pursuant to Section 2.16 of the Five-Year Credit Agreement and, in that connection, hereby agrees that it shall become a Lender for purposes of the Five-Year Credit Agreement on [applicable Extension Date], assuming on such date the Commitment (without giving effect to assignments thereof which have not yet become effective and without regard to any Competitive Bid Commitment Reduction) as in effect on [applicable Extension Date] of [name of applicable Non-Consenting Lender] (the "Assignor") in the amount of $____________ and the Advances (without giving effect to assignments thereof which have not yet become effective) owing to the Assignor on [applicable Extension Date] in the amount of [indicate amounts and currencies of various assigned Advances].

          The Assignor (i) represents and warrants that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective and without regard to any Competitive Bid Commitment Reduction) is $______ and the outstanding principal amount of Advances owing to it (without giving effect to assignments thereof which have not yet become effective) (A) in Dollars is $______, (B) in lawful currency of Japan is Yen____, (C) in lawful currency of the Federal Republic of Germany is Deutschemarks____, (D) in lawful currency of the Republic of France is Francs_____, (E) in lawful currency of the United Kingdom of Great Britain and Northern Ireland is Pounds____ [, and (F) indicate amounts of Advances in other Foreign Currencies, if any]; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Five-Year Credit Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Five-Year Credit Agreement or any other instrument or document furnished pursuant thereto; and
(iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Borrower or the performance or observance by the Company or any other Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

          The Assuming Lender (i) confirms that it has received a copy of the Five-Year Credit Agreement, together with copies of the financial statements referred to in Section 4.01(e) thereof, the most recent financial statements referred to in Section 5.01(h) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Five-Year Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Five-Year Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Five-Year Credit Agreement are required to be performed by it as a Lender; (v) specifies as its Lending Office (and address for notices) the offices set forth beneath its name on the signature pages hereof; and
(vi) attaches the forms prescribed by the Internal Revenue Service of the United States required under Section 2.13 of Five-Year Credit Agreement.]

           The Assuming Lender requests that the Company deliver to the Agent (to be promptly delivered to the Assuming Lender) Revolving Credit Notes payable to the order of the Assuming Lender, dated as of the [Extension Date] [Increase Date] and substantially in the form of Exhibit A-1 to the Five-Year Credit Agreement.

           The effective date for this Assumption Agreement shall be [applicable Increase Date or Extension Date]. Upon delivery of this Assumption Agreement to the Company and the Agent, and satisfaction of all conditions imposed under [Section 2.05(e)] [Section 2.16] as of [date specified above], the undersigned shall be a party to the Five-Year Credit Agreement and have the rights and obligations of a Lender thereunder [and the Assignor shall relinquish its rights and be released from its obligations under the Five-Year Credit Agreement].3 As of [date specified above], the Agent shall make all payments under the Five-Year Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees) to the Assuming Lender.

            This   Assumption  Agreement  may  be   executed   in
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by telecopier shall be effective as delivery of a manually executed counterpart of this Assumption Agreement.

           This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                     Very truly yours,

                                     [NAME OF ASSUMING LENDER]


                                     By________________________
                                        Name:
                                        Title:

                                     Domestic Lending Office
                                     (and address for notices):

                                     [Address]


                                     Eurodollar Lending Office

                                     [NAME OF ASSIGNOR]4



By________________________
                                        Name:
                                        Title:

                                        [Address]

Above Acknowledged and Agreed to:

ALLIEDSIGNAL INC.

By______________________
  Name:
  Title:

----------------------------
1  Use only in connection with Section 2.05(e).
2  Use only in connection with Section 2.16.
3  Use only in connection with Section 2.16.
4  Use only in connection with Section 2.16.

             EXHIBIT E - FORM OF DESIGNATION LETTER

                                             [DATE]

To each of the Lenders
  parties to the Five-Year
  Credit Agreement (as defined
  below) and to Citibank, N.A.,
  as Agent for such Lenders

Ladies and Gentlemen:

           Reference is made to the Five-Year Credit Agreement dated as of June 30, 1995 among AlliedSignal Inc. (the "Company"), the Lenders named therein, Citibank, N.A., as Agent for said Lenders, and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as Co-Agents (the "Five-Year Credit Agreement"). For convenience of reference, terms used herein and defined in the Five-Year Credit Agreement shall have the respective meanings ascribed to such terms in the Five-Year Credit Agreement.

           Please  be  advised that the Company hereby designates
its    undersigned    Subsidiary,    ____________    ("Designated
Subsidiary"), as a "Designated Subsidiary" under and for all purposes of the Five-Year Credit Agreement.

           The Designated Subsidiary, in consideration of each Lender's agreement to extend credit to it under and on the terms and conditions set forth in the Five-Year Credit Agreement, does hereby assume each of the obligations imposed upon a "Designated Subsidiary" and a "Borrower" under the Five-Year Credit Agreement and agrees to be bound by the terms and conditions of the Five-Year Credit Agreement. In furtherance of the foregoing, the Designated Subsidiary hereby represents and warrants to each Lenders as follows:

           1. The Designated Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of __________________ and is duly qualified to transact business in all jurisdictions in which such qualification is required.

           2. The execution, delivery and performance by the Designated Subsidiary of this Designation Letter, the Five-Year Credit Agreement, its Notes and the consummation of the transactions contemplated thereby, are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not cause or constitute a violation of any provision of law or regulation or any provision of the charter or by-laws of the Designated Subsidiary or result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of the properties, revenues, or assets of the Designated Subsidiary pursuant to, any indenture or other agreement or instrument to which the Designated Subsidiary is a party or by which the Designated Subsidiary or its property may be bound or affected.

           3. This Designation Agreement and each of the Notes of the Designated Subsidiary, when delivered, will have been duly executed and delivered, and this Designation Letter, the Five-Year Credit Agreement and each of the Notes of the Designated Subsidiary, when delivered, will constitute a legal, valid and binding obligation of the Designated Subsidiary enforceable against the Designated Subsidiary in accordance with their respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

            4. There is no action, suit, investigation, litigation or proceeding including, without limitation, any Environmental Action, pending or to the knowledge of the Designated Subsidiary Threatened affecting the Designated Subsidiary before any court, governmental agency or arbitration that (i) is reasonably likely to have a Material Adverse Effect, or (ii) purports to effect the legality, validity or enforceability of this Designation Letter, the Five-Year Credit Agreement, any Note of the Designated Subsidiary or the consummation of the transactions contemplated thereby.

           5. No authorizations, consents, approvals, licenses, filings or registrations by or with any governmental authority or administrative body are required in connection with the execution, delivery or performance by the Designated Subsidiary of this Designation Letter, the Five-Year Credit Agreement or the Notes of the Designated Subsidiary except for such authorizations, consents, approvals, licenses, filings or registrations as have heretofore been made, obtained or effected and are in full force and effect.

           6. The Designated Subsidiary is not, and immediately after the application by the Designated Subsidiary of the proceeds of each Advance will not be, (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   Very truly yours,

                                   AlliedSignal Inc.

                                   By _________________________
                                     Name:
                                     Title:

                                   [THE DESIGNATED SUBSIDIARY]


                                   By__________________________
                                     Name:
                                     Title:



         EXHIBIT F - FORM OF ACCEPTANCE BY PROCESS AGENT



                 [Letterhead of Process Agent]



                                                           [Date]


To each of the Lenders parties
to the Five-Year Credit
Agreement (as defined
below) and to Citibank, N.A.,
as Agent for said Lenders


                [Name of Designated Subsidiary]

Ladies and Gentlemen:

           Reference is made to (i) that certain Five-Year Credit Agreement dated as of June 30, 1995 among AlliedSignal Inc., the Lenders named therein, Citibank, N.A., as Agent, and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as Co-Agents for the Lenders (such Five-Year Credit Agreement as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Five-Year Credit Agreement"; the terms defined therein being used herein as therein defined), and
(ii) to the Designation Letter, dated _________, pursuant to which __________ has become a Borrower.

           Pursuant to Section 9.13 of the Five-Year Credit Agreement to which __________ has become subject pursuant to its Designation Letter, __________ has appointed the undersigned (with an office on the date hereof at 1633 Broadway, New York, New York 10019, United States) as Process Agent to receive on behalf of ______________ and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to the Five-Year Credit Agreement.

           The  undersigned  hereby accepts such  appointment  as
Process Agent and agrees with each of you that (i) the undersigned will not terminate or abandon the undersigned agency as such Process Agent without at least six months prior notice to the Agent (and hereby acknowledges that the undersigned has been retained for its services as Process Agent through July 7, 1996),
(ii) the undersigned will maintain an office in New York City through such date and will give the Agent prompt notice of any change of address of the undersigned, (iii) the undersigned will perform its duties as Process Agent to receive on behalf of ______________ and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding in any New York State or Federal court sitting in New York City arising out of or relating to the Five-Year Credit Agreement and (iv) the undersigned will forward forthwith to ______________ at its address at ________________
or, if different, its then current address, copies of any summons, complaint and other process which the undersigned receives in connection with its appointment as Process Agent.
          This acceptance and agreement shall be binding upon the undersigned and all successors of the undersigned.


                                   Very truly yours,

                                   [PROCESS AGENT]


                                   By_______________________



                  EXHIBIT G - FORM OF OPINION
                     OF VICTOR P. PATRICK,
           ASSISTANT GENERAL COUNSEL FOR THE COMPANY



                                                    June 30, 1995



To each of the Lenders parties
  to the Credit Agreement
  (as defined below),
  and to Citibank, N.A.,
  as Agent for said Lenders


                       AlliedSignal Inc.

Ladies and Gentlemen:

           This opinion is furnished to you pursuant to Section 3.01(e)(vi) of the Five-Year Credit Agreement dated as of June 30, 1995 among AlliedSignal Inc. (the "Company"), the Lenders parties thereto, Citibank, N.A., as Agent for said Lenders, and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as Co-Agents (the "Credit Agreement"). Terms defined in the Credit Agreement are, unless otherwise defined herein, used herein as therein defined.

           I have acted as counsel for the Company in connection with the preparation, execution and delivery of the Credit
Agreement.

          In that connection I have examined:

          (1)  The Credit Agreement.

          (2)  The documents furnished by the Company pursuant to
     Article III of the Credit Agreement, including the Certificate of Incorporation of the Company and all amendments thereto (the "Charter") and the By-laws of the Company and all amendments thereto (the "By-laws").

           (3) A certificate of the Secretary of State of the State of Delaware, dated June 12, 1995, attesting to the continued corporate existence and good standing of the Company in that State.

I have also examined the originals, or copies certified to my satisfaction, of such corporate records of the Company (including resolutions adopted by the Board of Directors of the Company), certificates of public officials and of officers of the Company, and agreements, instruments and documents, as I have deemed necessary as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Company or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lenders and the Agent.
           I am qualified to practice law in the State of New York, and I do not purport to be expert in, or to express any opinion herein concerning, any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

           1. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (c) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

           2.    The execution, delivery and performance  by  the
     Company of the Credit Agreement and the Notes of the Company, and the consummation of the transactions contemplated thereby, are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Charter or the By-laws or (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or any material order, writ, judgment, decree, determination or award or (iii) conflict with or result in the breach of, or constitute a default under, any material indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or any similar document. The Credit Agreement and the Notes of the Company have been duly executed and delivered on behalf of the Company.

           3. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, administrative agency or regulatory body, or any third party is required for the due execution, delivery and performance by the Company of the Credit Agreement or the Notes of the Company, or for the consummation of the transactions contemplated thereby.

           4. The Credit Agreement is, and each Note of the Company when delivered under the Credit Agreement will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally or by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that I express no opinion as to (i) the subject matter jurisdiction of the District Courts of the United States of America to adjudicate any controversy relating to the Credit Agreement or the Notes of the Company or (ii) the effect of the law of any jurisdiction (other than the State of New York) wherein any Lender or Applicable Lending Office may be located or wherein enforcement of the Credit Agreement or the Notes of the Company may be sought which limits rates of interest which may be charged or collected by such Lender.

            5. There is no action, suit, investigation, litigation or proceeding against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator now pending or, to the best of my knowledge, Threatened that is reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or that purports to affect the legality, validity or enforceability of the Credit Agreement or any Note of the Company or the consummation of the transactions contemplated thereby, and there has been no adverse change in the status, or financial effect on the Company or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) of the Credit Agreement.

           6. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           7. The Company is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           In connection with the opinions expressed by me above in paragraph 4, I wish to point out that (i) provisions of the Credit Agreement that permit the Agent or any Lender to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith, (ii) that a party to whom an advance is owed may, under certain circumstances, be called upon to prove the outstanding amount of the Advances evidenced thereby and (iii) the rights of the Agent and the Lenders provided for in
Section 9.04(b) of the Credit Agreement may be limited in certain circumstances.

           I am aware that Shearman & Sterling will rely upon the
opinions  set  forth  paragraphs 1, 2 and 3 of  this  opinion  in
rendering   their   opinion   furnished   pursuant   to   Section
3.01(e)(vii) of the Credit Agreement.

                                   Very truly yours,



             EXHIBIT H - FORM OF OPINION OF COUNSEL
                   TO A DESIGNATED SUBSIDIARY



                                               ____________, 19__



To each of the Lenders parties
  to the Credit Agreement
  (as defined below),
  and to Citibank, N.A., as Agent
  for said Lenders


Ladies and Gentlemen:

           In my capacity as counsel to _____________________ ("Designated Subsidiary"), I have reviewed that certain Five-Year Credit Agreement dated as of June 30, 1995 among AlliedSignal Inc., the Lenders named therein, Citibank, N.A., as Agent for such Lenders, and ABN AMRO Bank N.V. and Morgan Guaranty Trust Company of New York, as Co-Agents (the "Credit Agreement"). In connection therewith, I have also examined the following documents:

           (i)   The Designation Letter (as defined in the Credit
     Agreement) executed by the Designated Subsidiary.

               [such other documents as counsel may wish to refer
                to]

           I have also reviewed such matters of law and examined the original, certified, conformed or photographic copies of such other documents, records, agreements and certificates as I have considered relevant hereto.

           Except as expressly specified herein all terms used herein and defined in the Credit Agreement shall have the respective meanings ascribed to them in the Credit Agreement.

          Based upon the foregoing, I am of the opinion that:

           1. The Designated Subsidiary (a) is a corporation duly incorporated, validly existing and in good standing under the laws of _________________________, (b) is duly qualified in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (c) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

           2. The execution, delivery and performance by the Designated Subsidiary of its Designation Letter, the Credit Agreement and its Notes, and the consummation of the transactions contemplated thereby, are within the Designated Subsidiary's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not cause or constitute a violation of any provision of law or regulation or any material order, writ, judgment, decree, determination or award or any provision of the charter or by-laws or other constituent documents of the Designated Subsidiary or result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any of the properties, revenues, or assets of the Designated Subsidiary pursuant to, any material indenture or other agreement or instrument to which the Designated Subsidiary is a party or by which the Designated Subsidiary or its property may be bound or affected. The Designation Letter and each Note of
     the   Designated  Subsidiary  has  been  duly  executed  and
     delivered on behalf of the Designated Subsidiary.

          3. The Credit Agreement and the Designation Letter of the Designated Subsidiary are, and each Note of the
     Designated Subsidiary when delivered under the Credit Agreement will be, the legal, valid and binding obligation of the Designated Subsidiary enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally or by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that I express no opinion as to (i) the subject matter jurisdiction of the District Courts of the United States of America to adjudicate any controversy relating to the Credit Agreement, the Designation Letter of the Designated Subsidiary or the Notes of the Designated Subsidiary or (ii) the effect of the law of any jurisdiction (other than the State of New York) wherein any Lender or Applicable Lending Office may be located or wherein enforcement of the Credit Agreement, the Designation Letter of the Designated Subsidiary or the Notes of the Designated Subsidiary may be sought which limits rates of interest which may be charged or collected by such Lender.

            4. There is no action, suit, investigation, litigation or proceeding at law or in equity before any court, governmental agency or arbitration now pending or, to the best of my knowledge and belief, Threatened against the Designated Subsidiary that is reasonably likely to have a Material Adverse Effect or that purports to affect the legality, validity or enforceability of the Designation Letter of the Designated Subsidiary, the Credit Agreement or any Note of the Designated Subsidiary or the consummation of the transactions contemplated thereby.

           5. No authorizations, consents, approvals, licenses, filings or registrations by or with any governmental authority or administrative body are required for the due execution, delivery and performance by the Designated Subsidiary of its Designation Letter, the Credit Agreement or the Notes of the Designated Subsidiary except for such authorizations, consents, approvals, licenses, filings or registrations as have heretofore been made, obtained or affected and are in full force and effect.

           6. The Designated Subsidiary is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           7. The Designated Subsidiary is not a "holding company" within the meaning of the Public Utility Holding
     Company Act of 1935, as amended.

           In connection with the opinions expressed by me above in paragraph 3, I wish to point out that (i) provisions of the Credit Agreement which permit the Agent or any Lender to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis and in good faith, (ii) a party to whom an advance is owed may, under certain circumstances, be called upon to prove the outstanding amount of the Advances evidenced thereby and (iii) the rights of the Agent and the Lenders provided for in
Section 9.04(b) of the Credit Agreement may be limited in certain circumstances.

                                   Very truly yours,



                  EXHIBIT I - FORM OF OPINION
                    OF SHEARMAN & STERLING,
                      COUNSEL TO THE AGENT


                        [S&S LETTERHEAD]




                         June 30, 1995


To the Lenders listed on
  Exhibit A hereto and
  to Citibank, N.A., as
  Agent


                       AlliedSignal Inc.

Ladies and Gentlemen:

           We have acted as counsel to Citibank. N.A., as Agent, in connection with the preparation, execution and delivery of the Five-Year Credit Agreement, dated as of June 30, 1995 (the "Credit Agreement"), among AlliedSignal Inc. (the "Company") and each of you. Terms defined in the Credit Agreement are used herein as therein defined.

           In that connection, we have examined the following documents:

           (1) Counterparts of the Credit Agreement, executed by each of the parties thereto.

          (2)  The documents furnished by the Company pursuant to
     Article III of the Credit Agreement and listed on Exhibit  B
     hereto,   including  the  opinion  of  Victor  P.   Patrick,
     Assistant General Counsel for the Company.

           In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have also assumed that each of the Lenders and the Agent has duly executed and delivered, with all necessary power and authority (corporate and otherwise), the Credit Agreement. To the extent that our opinions expressed below involve conclusions as to the matters set forth in paragraphs 1, 2, and 3 of the above-mentioned opinion of Victor P. Patrick, we have assumed without independent investigation the correctness of the matters set forth in such paragraphs.

           Based upon the foregoing examination of documents and assumptions and upon such other investigation as we have deemed necessary, we are of the opinion that the Credit Agreement as in effect on the date hereof is, and each of the Notes of the Company when delivered under the Credit Agreement will be, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms.

            Our   above  opinion  is  subject  to  the  following
qualifications:

           (a) Such opinion is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

           (b) Such opinion is also subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (c) Such opinion is limited to the law of the State of New York and the Federal law of the United States, and we do not express any opinion herein concerning any other law. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender or Applicable Lending Office may be located or wherein enforcement of the Credit Agreement or any Note may be sought which limits the rates of interest legally chargeable or collectible.

           A copy of this opinion letter may be delivered by any Lender to any financial institution in connection with, and at the time of, any assignment and delegation by such Lender under the Credit Agreement to such financial institution of all or a portion of the rights and obligations of such Lender under the Credit Agreement in accordance with the provisions of the Credit Agreement, and such financial institution may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such financial institution on the date hereof.

           This opinion letter speaks only as of the date hereof. We do not assume, and expressly disclaim, any responsibility to advise you or any other person who is permitted to rely on any opinion expressed herein as specified in the next preceding paragraph of any change of law or fact that may occur after the date of this opinion letter even though such change may affect the legal analysis, any legal conclusion or any other matter set forth in or relating to this opinion letter. Accordingly, any person relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.


                                   Very truly yours,




                           EXHIBIT A
               to the Opinion dated June 30, 1995
                     of Shearman & Sterling


                            Lenders

ABN AMRO Bank N.V., New York Branch
Bank of America National Trust and Savings Association
Bank of Montreal
Banque Nationale de Paris, New York
Canadian Imperial Bank of Commerce
Chemical Bank
Citibank, N.A.
Deutsche Bank AG New York and/or Cayman Islands Branches
Mellon Bank, N.A.
Midland Bank PLC, New York Branch
Morgan Guaranty Trust Company of New York
National Westminster Bank Plc (New York and/or Nassau Branches)
NationsBank, N.A. (Carolinas)
Royal Bank of Canada
The Bank of New York
The Bank of Tokyo Trust Company
The Chase Manhattan Bank, N.A.
The First National Bank of Chicago
The Industrial Bank of Japan Trust Company
The Toronto-Dominion Bank
Union Bank of Switzerland, New York Branch


                           EXHIBIT B
               to the Opinion dated June 30, 1995
                     of Shearman & Sterling


                           Documents

      1. A certificate signed by a duly authorized officer of the Company, dated the Effective Date, stating that (i) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the Effective Date, and
(ii) no event has occurred and is continuing that constitutes a Default, delivered pursuant to Section 3.01(d) of the Credit Agreement.

      2. The Revolving Credit Notes of the Company to the order of the Lenders, respectively, delivered pursuant to Section
3.01(e)(i) of the Credit Agreement.

      3. Certified copies of the resolutions of the Board of Directors of the Company approving the Credit Agreement and the Notes of the Company, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Credit Agreement and such Notes, delivered pursuant to Section 3.01(e)(ii) of the Credit Agreement.

      4. A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign the Credit Agreement and the Notes of the Company and the other documents to be delivered under the Credit Agreement, delivered pursuant to
Section 3.01(e)(iii) of the Credit Agreement.

       5.     Authenticated   copies  of   the   Certificate   of
Incorporation and By-Laws of the Company, delivered  pursuant  to
Section 3.01(e)(iv) of the Credit Agreement.

      6.   Evidence of the termination of the Existing Facility A
Credit Agreement and the Existing Facility B Credit Agreement, and payment of all amounts owing thereunder, delivered pursuant to Section 3.01(e)(v) of the Credit Agreement.

      7. The opinion of Victor P. Patrick, Assistant General Counsel of the Company, substantially in the form of Exhibit G to the Credit Agreement,and as to such other matters as any Lender through the Agent may reasonably request, delivered pursuant to
Section 3.01(vi) of the Credit Agreement.





                       TABLE OF CONTENTS

                                                             Page

     ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01.  Certain Defined Terms                  1
          SECTION 1.02.  Computation of Time Periods           16
          SECTION 1.03.  Accounting Terms                      16

     ARTICLE II

               AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01.  The Revolving Credit Advances         16
          SECTION 2.02.  Making the Revolving Credit
          Advances                                             17
          SECTION 2.03.  The Competitive Bid Advances          19
          SECTION 2.04.  Fees                                  24
          SECTION 2.05.  Termination, Reduction or Increase
          of the Commitments                                   24
          SECTION 2.06.  Repayment of Revolving Credit
          Advances                                             28
          SECTION 2.07.  Interest on Revolving Credit
          Advances                                             28
          SECTION 2.08.  Interest Rate Determination           29
          SECTION 2.09.  Prepayments of Revolving Credit
          Advances                                             31
          SECTION 2.10.  Increased Costs                       32
          SECTION 2.11.  Illegality                            33
          SECTION 2.12.  Payments and Computations             33
          SECTION 2.13.  Taxes                                 35
          SECTION 2.14.  Sharing of Payments, Etc.             37
          SECTION 2.15.  Use of Proceeds                       38
          SECTION 2.16.  Extension of Termination Date         38

     ARTICLE III

            CONDITIONS TO EFFECTIVENESS AND LENDING

          SECTION 3.01.  Conditions Precedent to
          Effectiveness of Sections 2.01 and 2.03              40
          SECTION 3.02.  Initial Loan to Each Designated
          Subsidiary                                           42
          SECTION 3.03.  Conditions Precedent to Each
          Revolving Credit Borrowing                           43
          SECTION 3.04.  Conditions Precedent to Each
          Competitive Bid Borrowing                            43
          SECTION 3.05. Determinations Under Section 3.01      44

     ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES

          SECTION 4.01.  Representations and Warranties of
          the Borrower                                         45

     ARTICLE V

                   COVENANTS OF THE BORROWER

          SECTION 5.01.  Affirmative Covenants                 48
          SECTION 5.02.  Negative Covenants                    52

     ARTICLE VI

                       EVENTS OF DEFAULT

          SECTION 6.01.  Events of Default                     54

     ARTICLE VII

                           GUARANTEE

          SECTION 7.01.  Unconditional Guarantee               58
          SECTION 7.02.  Guarantee Absolute                    59
          SECTION 7.03.  Waivers                               60
          SECTION 7.04.  Remedies                              60
          SECTION 7.05.  No Stay                               60
          SECTION 7.06.  Survival                              61

     ARTICLE VIII

                           THE AGENT

          SECTION 8.01.  Authorization and Action              61
          SECTION 8.02.  Agent's Reliance, Etc.                61
          SECTION 8.03.  Citibank and Affiliates               62
          SECTION 8.04.  Lender Credit Decision                62
          SECTION 8.05.  Indemnification                       62
          SECTION 8.06.  Successor Agent                       63

     ARTICLE IX

                         MISCELLANEOUS

          SECTION 9.01.  Amendments, Etc.                      63
          SECTION 9.02.  Notices, Etc.                         64
          SECTION 9.03.  No Waiver; Remedies                   64
          SECTION 9.04.  Costs and Expenses                    64
          SECTION 9.05.  Right of Set-off                      65
          SECTION 9.06.  Binding Effect                        66
          SECTION 9.07.  Assignments and Participations        66
          SECTION 9.08.  Designated Subsidiaries               69
          SECTION 9.09.  Confidentiality.                      69
          SECTION 9.10.  Mitigation of Yield Protection.       70
          SECTION 9.11.  Governing Law.                        70
          SECTION 9.12.  Execution in Counterparts             70
          SECTION 9.13.  Jurisdiction, Etc.                    70
          SECTION 9.14.  Waiver of Jury Trial                  71
          SECTION 9.15.  Final Agreement                       71



                          SCHEDULES

Schedule I - List of Applicable Lending Offices

Schedule 3.01(b) - Disclosed Litigation




EXHIBITS

Exhibit A-1 -  Form of Revolving Credit Note

Exhibit A-2 -  Form of Competitive Bid Note

Exhibit B-1 -  Form of Notice of Revolving Credit Borrowing

Exhibit B-2 -  Form of Notice of Competitive Bid Borrowing

Exhibit C   -  Form of Assignment and Acceptance

Exhibit D   -  Form of Assumption Agreement

Exhibit E   -  Form of Designation Letter

Exhibit F   -  Form of Acceptance by Process Agent

Exhibit G   -  Form of Opinion of Victor P. Patrick,
               Assistant General Counsel for the Company

Exhibit H   -  Form of Opinion of Counsel to a Designated
               Subsidiary

Exhibit I   -  Form of Opinion of Shearman & Sterling, Counsel to
               the Agent